Exhibit 10.2

This Third Amended and Restated Pledge and Security Agreement is subject to the terms and provisions of that certain Second Amended and Restated Intercreditor Agreement, dated as of April 2, 2015 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Intercreditor Agreement"), among Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as administrative agent for the ABL Secured Parties referred to therein, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, as administrative agent under the terms of the Credit and Security Agreement referred to therein, Smithfield Receivables Funding, LLC, Smithfield Foods, Inc. and the other Grantors (as defined below).
THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT
THIS THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as it may be amended or otherwise modified from time to time, this "Security Agreement") is entered into as of April 2, 2015 by and among Smithfield Foods, Inc., a Virginia corporation (the "Company"), and the other Persons listed on the signature pages hereof (each, including the Company, a "Grantor", and collectively, the "Grantors") and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch, in its capacity as administrative agent (the "Administrative Agent") for the Secured Parties.
PRELIMINARY STATEMENTS
Certain of the Grantors, certain of the other subsidiaries of the Company and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated as of June 9, 2011 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement"). To secure the obligations of the Company under the Existing Credit Agreement, certain of the Grantors and certain of the other subsidiaries of the Company executed that certain Second Amended and Restated Security Agreement dated as of June 9, 2011 with the Administrative Agent (as amended, supplemented or otherwise modified prior to the date hereof, the "Prior Security Agreement").
Since the execution of the Prior Security Agreement, Farmland Foods, Inc. has merged with and into The Smithfield Packing Company, Incorporated and The Smithfield Packing Company, Incorporated is the successor in interest by merger to such party. As a result, Farmland Foods, Inc. is no longer party to the Existing Credit Agreement or the Prior Security Agreement.
Prior to the date hereof, The Smithfield Packing Company, Incorporated has changed its name to Smithfield Farmland Corp. and Premium Standard Farms, LLC has changed its name to Murphy-Brown of Missouri LLC.
Prior to the date hereof, Smithfield Farmland Sales Corp. has been joined as a subsidiary guarantor under the Existing Credit Agreement and a "grantor" under the Prior Security Agreement.
Contemporaneously with the execution hereof, the Grantors are entering into that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated or otherwise modified from time to time, the "Credit Agreement") with the Administrative Agent and the lenders party thereto which, among other things, amends and restates the Existing Credit Agreement in full.
As required by the terms of the Credit Agreement, the parties hereto wish to amend and restate the Prior Security Agreement in its entirety as herein set forth (but not extinguish the security interests created thereby which are continued under the terms hereof).
ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1.    Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
1.2.    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
1.3.    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and in the Preliminary Statement, the following terms shall have the following meanings:
"Accounts" has the meaning set forth in Article 9 of the UCC.
"Additional Grantor" has the meaning set forth in Section 8.16.
"Aircraft Collateral" means all airplanes and other aircraft requiring registration with the United States Federal Aviation Administration, any successor agency or any similar state agency.
"Article" means a numbered article of this Security Agreement, unless another document is specifically referenced.
"Chattel Paper" has the meaning set forth in Article 9 of the UCC.
"Collateral" has the meaning set forth in Article II.
"Collateral Deposit Account" has the meaning set forth in Section 7.1(a).
"Collateral Report" means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.
"Commercial Tort Claims" shall have the meaning set forth in Article 9 of the UCC.
"Control" has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
"Controlled Deposit Account" means a Deposit Account that is subject to a Deposit Account Control Agreement, including any Collateral Deposit Account.
"Copyrights" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
"Deposit Account Control Agreement" means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party's funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.
"Deposit Accounts" has the meaning set forth in Article 9 of the UCC.
"Documents" has the meaning set forth in Article 9 of the UCC.
"Equipment" has the meaning set forth in Article 9 of the UCC.
"Excluded Accounts" means (i) deposit accounts, the funds in which are used, in the ordinary course of business, solely for the payment of salaries and wages, workers' compensation, pension benefits and similar expenses or taxes related thereto, (ii) each deposit account used, in the ordinary course of business, solely for daily accounts payable and that has an ending daily balance of zero, (iii) each account, all the cash and Permitted Investments contained in which are subject to a Lien permitted under Section 6.02(g) of the Credit Agreement, (iv) each account, all the cash and Permitted Investments contained in which are subject to a Lien pursuant to Section 6.02(r) of the Credit Agreement to cash collateralize obligations under letters of credit or in respect of Banking Services Obligations or Swap Obligations; (v) each account, all the cash and Permitted Investments contained in which consist of proceeds of Indebtedness permitted by the Credit Agreement and/or proceeds from the sale, transfer or other disposition of Permitted Additional Secured Indebtedness Priority Collateral, in each case, to the extent depositing such cash or Permitted Investments in such account is required pursuant to the Permitted Additional Secured Indebtedness Documents; and (vi) accounts of the Grantors holding cash or Permitted Investments in an aggregate amount not to exceed $10,000,000 at any one time.
"Excluded Collateral" has the meaning set forth in Article II.
"Excluded Payments" has the meaning set forth in Section 4.6(d)(iii).
"Exhibit" refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
"Farm Products" has the meaning set forth in Article 9 of the UCC.
"Fixtures" has the meaning set forth in Article 9 of the UCC.
"Foreign Subsidiary Voting Stock" means the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any Foreign Subsidiary.
"General Intangibles" has the meaning set forth in Article 9 of the UCC.
"Goods" has the meaning set forth in Article 9 of the UCC.
"Instruments" has the meaning set forth in Article 9 of the UCC.
"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trademarks and the Licenses, and all rights to sue at law or in equity for any Infringement thereof, including the right to receive all proceeds and damages therefrom.
"Inventory" has the meaning set forth in Article 9 of the UCC.
"Investment Property" means the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.
"Issuer" means any issuer of any Investment Property.
"Joinder" has the meaning set forth in Section 8.16.
"Letter-of-Credit Rights" has the meaning set forth in Article 9 of the UCC.
"Licenses" means, with respect to any Person, all of such Person's right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.
"Lock Boxes" has the meaning set forth in Section 7.1(a).
"Lock Box Agreements" has the meaning set forth in Section 7.1(a).
"Margin Stock" has the meaning assigned to such term in Regulation U.
"Material Intellectual Property" means the Intellectual Property listed on Exhibit G attached hereto.
"Patents" means, with respect to any Person, all of such Person's right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.
"Permitted Liens" means a Lien permitted by Section 6.02 of the Credit Agreement.
"Pledged Collateral" means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement.
"Pledged Notes" means all promissory notes listed on Exhibit C and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).
"Pledged Stock" means the Equity Interests issued by each Receivables Entity and the Equity Interests issued by each Restricted Subsidiary, including those listed on Exhibit C, and together, in all cases, with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Security Agreement is in effect, in each case, to the extent not constituting Excluded Collateral.
"Receivables" means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
"Regulation U" means Regulation U of the Board (12 CFR Part 221) as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.
"Section" means a numbered section of this Security Agreement, unless another document is specifically referenced.
"Secured Parties" means the Administrative Agent, the Lead Arrangers, the Lenders, any Affiliate of any Lender to which Secured Obligations are owed, the Issuing Banks and any other holder of Secured Obligations.
"Security" has the meaning set forth in Article 8 of the UCC.
"Stock Rights" means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.
"Supporting Obligations" has the meaning set forth in Article 9 of the UCC.
"Trademarks" means, with respect to any Person, all of such Person's right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, trade styles, brand names, corporate names, business names, domain names, logos and other source or business identifiers and the registrations and applications for registration thereof; all common-law rights related thereto, and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world.
"UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent's or any other Secured Party's Lien on any Collateral.
"Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.
1.4.    Other Definitional Provisions. The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement, and Section and Exhibit references are to this Security Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.
ARTICLE II
GRANT OF SECURITY INTEREST
Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in (and continues the security interest created by the Prior Security Agreement in) all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the "Collateral"), including:
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all Copyrights, Patents, Trademarks and Licenses;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all Fixtures;
(vii)    all General Intangibles;
(viii)    all Goods;
(ix)    all Instruments;
(x)    all Inventory;
(xi)    all Investment Property;
(xii)    all cash or cash equivalents;
(xiii)    all letters of credit, Letter-of-Credit Rights and Supporting Obligations;
(xiv)    all Deposit Accounts with any bank or other financial institution (including all cash and other items deposited therein or credited thereto);
(xv)    all Commercial Tort Claims listed on Exhibit H;
(xvi)    all Farm Products;
(xvii)    and all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations; provided, however, that notwithstanding any of the other provisions set forth in this Article II, this Security Agreement shall not constitute a grant of a security interest in any of the following assets, now owned or hereafter acquired or arising (the following assets being hereinafter collectively referred to as the "Excluded Collateral"): (a) any treasury stock of the Company; (b) any Equity Interest or group of Equity Interests issued by a Foreign Subsidiary representing more than 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary; (c) any lease, license, contract, or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such Lien or other obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions)), (d) any asset owned by any Grantor that is subject to a Permitted Lien or other contractual obligation that prohibits or requires the consent of any Person (other than the Company) not obtained as a condition to the creation of any lien on such asset (other than to the extent that any such Lien or other obligation would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, or 9-409 of the UCC (or any successor provision or provisions)), (e) any "intent to use" Trademark applications for which a statement of use has not been filed (but only until such statement is filed, at which point such application shall constitute Collateral hereunder), (f) any property to the extent that such grant of such security interest is prohibited by any Requirement of Law of a Governmental Authority or requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law is ineffective under applicable law, (g) any Vehicle, (h) all Aircraft Collateral, (i) any Equity Interest issued by an Unrestricted Subsidiary that is not a Receivables Entity, (j) [reserved], (k) Margin Stock owned by any Grantor on the Effective Date and Margin Stock purchased by the Grantors subsequent to the Effective Date in an aggregate fair market value not to exceed $2,000,000; provided that no Margin Stock shall constitute Excluded Collateral upon the Company delivering a Form FR U-1 and a Form FR G-3 in accordance with Section 5.5 and (l) for so long as no Permitted Additional Secured Indebtedness is outstanding, any Permitted Additional Secured Indebtedness Priority Collateral. Notwithstanding the foregoing, the security interest of the Administrative Agent shall attach immediately to the property described in clauses (c), (d) and (f) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied or such the breach or prohibition is no longer applicable or when the applicable Permitted Lien is released and, to the extent severable, shall attach immediately to any portion of such property that does not result in any of the consequences specified in clauses (c), (d) or (f) of this paragraph, including any proceeds of such property. Notwithstanding anything to the contrary herein, the Grantors make no representations or warranties hereunder, and the covenants hereunder shall not apply, in respect of the Excluded Collateral.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Grantor represents and warrants to the Administrative Agent and the other Secured Parties that:
3.1.    Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit D, the Administrative Agent will have a fully perfected first priority security interest (or, at any time when the Intercreditor Agreement is in effect, a perfected security interest with the priority required pursuant thereto) in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).
3.2.    Type and Jurisdiction of Organization, Organizational and Tax Identification Numbers. As of the Effective Date, or, with respect to any Additional Grantor, such other date such Grantor becomes a party hereto, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.
3.3.    Principal Location. (a) In the case of a Grantor that is not a registered organization such Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) as of the Effective Date, or, with respect to any Additional Grantor, such other date such Grantor becomes a party hereto are disclosed in Exhibit A and (b) in the case of other Grantors, as of the Effective Date, or, with respect to any Additional Grantor, such other date such Grantor became a party hereto, such Grantor's mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.
3.4.    Deposit Accounts. As of the Effective Date, all of such Grantor's Deposit Accounts (other than deposit accounts with total aggregate balances of less than $1,000,000 that are Excluded Accounts) are listed on Exhibit B.
3.5.    Exact Names. As of the Effective Date, or, with respect to any Additional Grantor, such other date such Grantor becomes a party hereto, such Grantor's name in which it has executed this Security Agreement is the exact name as it appears in such Grantor's organizational documents, as amended, as filed with such Grantor's jurisdiction of organization. As of the Effective Date, such Grantor has not, during the past five years (i) other than as set forth in Part A of Exhibit A, been known by or used any other corporate or fictitious name, (ii) except as described on Exhibit E, been a party to any merger or consolidation or (iii) except as described in Exhibit E, acquired all of the Equity Interests or all or substantially all of the assets, or a business unit, division, product line or line of business of a Person.
3.6.    Letter-of-Credit Rights and Chattel Paper. As of the Effective Date, Exhibit F lists all Letter-of-Credit Rights that are not Supporting Obligations and Chattel Paper of such Grantor involving amounts, individually or in the aggregate, in excess of $10,000,000. As of the date of the most recent delivery of quarterly and annual financial statements in accordance with the Credit Agreement, Exhibit F lists all Chattel Paper of such Grantor involving amounts, individually, in excess of $10,000,000. All actions requested by the Administrative Agent to be taken by such Grantor to protect and perfect the Administrative Agent's Lien on the Chattel Paper listed on Exhibit F (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) have been duly taken. The Administrative Agent will have a fully perfected security interest in the Chattel Paper listed on Exhibit F prior to any other Liens other than Permitted Liens. Such Grantor has not pledged, assigned or delivered any letter of credit or Chattel Paper to any third party other than the Administrative Agent or the agent, trustee or representative acting on behalf of the Permitted Additional Secured Indebtedness.
3.7.    Accounts and Chattel Paper.
(a)    The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.
(b)    [Reserved].
(c)    In addition, with respect to all of its Accounts included in any Borrowing Base Certificate, and except as could not reasonably be expected to result in a Material Adverse Effect (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; and (ii) to such Grantor's knowledge, all Account Debtors have the capacity to contract.
3.8.    Inventory. (a) With respect to any of its Inventory scheduled or listed on the most recent Borrowing Base Certificate, Exhibit A sets forth the information required thereby for all of such Grantor's Inventory (other than Inventory in transit) located at a location (i) owned by such Grantor and (ii) which is leased by such Grantor as lessee (x) where the aggregate value of the Inventory of such Grantor at such location is in excess of $5,000,000 and (y) where at least 80% of the Inventory of the Grantors at all leased real properties is located, as designated in Part B of Exhibit A and (b)(i) as of the Effective Date, Part C of Exhibit A sets forth the information required thereby for all of such Grantor's Inventory located at a location at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment where the aggregate value of the Inventory of such Grantor at such location is in excess of $1,000,000 and (ii) with respect to any of its Inventory scheduled or listed on the most recent Borrowing Base Certificate delivered subsequent to the Effective Date, Part C of Exhibit A sets forth the information required thereby for all of such Grantor's Inventory located at a location at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment (x) where the aggregate value of the Inventory of such Grantor at such location is in excess of $5,000,000 and (y) where at least 80% of the Inventory located at locations at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment. In addition, the completion of manufacture, sale or other disposition of such Inventory (other than Inventory which contains or bears Intellectual Property rights licensed to a Grantor) by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.
3.9.    Intellectual Property.
(a)    Exhibit G is, as of the Effective Date, a complete and correct list of certain registered Intellectual Property owned by the Grantors representing approximately 80% of the aggregate value of all of the registered Intellectual Property owned by the Grantors as of the Effective Date, as calculated in good faith by the Company using a valuation methodology believed to be reasonable, as of the Effective Date.
(b)    Except for dispositions permitted under the Credit Agreement, such Grantor owns or has the right to use all Material Intellectual Property free and clear of all Liens other than Permitted Liens.
(c)    On the date hereof, all Material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and to such Grantor's knowledge, does not infringe, impair, misappropriate, dilute or otherwise violate ("Infringe") the intellectual property rights of any other Person in a manner that could reasonably be expected to materially impair the value of such Intellectual Property, taken as a whole, and, except as could not reasonably be expected to result in a Material Adverse Effect, is not being Infringed by any other Person.
(d)    Except as set forth in Exhibit G, on the date hereof, none of the Material Intellectual Property is the subject of any licensing or franchising agreement pursuant to which such Grantor is the licensor.
(e)    No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or challenge the validity, enforceability, ownership or use of, or such Grantor's rights in, any Intellectual Property in any respect, and such Grantor knows of no valid basis for same, in each case, in any respect that could reasonably be expected to have a Material Adverse Effect.
(f)    No action or proceeding is pending, or, to the knowledge of such Grantor, threatened or imminent, on the date hereof (i) seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any Intellectual Property or such Grantor's interest therein, or (ii) which, if adversely determined, would materially affect the value of any Intellectual Property to such Grantor, in each case, in any respect that could reasonably be expected to have a Material Adverse Effect.
(g)    This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit D and a short form of this Security Agreement with the United States Patent and Trademark Office and United States Copyright Office, fully perfected first priority security interests (or, at any time when the Intercreditor Agreement is in effect, a perfected security interest with the priority required pursuant thereto) in favor of the Administrative Agent on such Grantor's Material Intellectual Property, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all action necessary or desirable to protect and perfect the Administrative Agent's Lien on such Grantor's Material Intellectual Property has been duly taken.
3.10.    Filing Requirements. As of the Effective Date, none of such Grantor's Equipment is covered by any certificate of title, except for Vehicles and Aircraft Collateral. As of the Effective Date, none of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) Vehicles; (b) Patents, Trademarks and Copyrights held by such Grantor; and (c) other Collateral in an aggregate amount not in excess of $5,000,000.
3.11.    No Financing Statements, Security Agreements. No effective financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any relevant jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Parties as the secured party or (b) as permitted by Section 4.1(e).
3.12.    Pledged Collateral.
(a)    As of the Effective Date, or, with respect to any Additional Grantor, such other date such Grantor became a party hereto, Exhibit C sets forth a complete and accurate list of all Pledged Collateral held by such Grantor; provided that (i) with respect to Equity Interests issued by a Subsidiary that constitute Pledged Collateral, Exhibit C sets forth all such Equity Interests; (ii) with respect to Equity Interests issued by a non-Subsidiary, Exhibit C sets forth all such Equity Interests with an individual value in excess of $5,000,000; provided that the aggregate value of all such Equity Interests not listed on Exhibit C shall not exceed $15,000,000, (iii) with respect to Instruments issued by a non-Subsidiary, Exhibit C sets forth all such Instruments with an individual value in excess of $5,000,000; provided that the aggregate value of all such Instruments not listed on Exhibit C shall not exceed $15,000,000; and (iv) with respect to Securities issued by a non-Subsidiary held in a securities account, Exhibit C sets forth all such Securities with an individual value in excess of $5,000,000; provided that the aggregate value of all such Securities not listed on Exhibit C shall not exceed $15,000,000. As of the Effective Date, such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit C as being owned by it, free and clear of any Liens, except for Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued and are fully paid and non-assessable and (ii) all Pledged Collateral which represents indebtedness owed to such Grantor by any other Grantor or Subsidiary thereof has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness and is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.
(b)    In addition, (i) none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject that could reasonably be expected to materially and adversely affect the value of such Collateral or the rights or remedies of the Administrative Agent in respect thereof, (ii) other than in connection with a disposition permitted pursuant Section 6.05 of the Credit Agreement, there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Stock or which obligate any issuer of any Pledged Stock that is a Subsidiary of the Company to issue additional Equity Interests, and (iii) with respect to any Pledged Stock issued by a Subsidiary of the Company, no consent, approval, authorization, or other action by, and no giving of notice to or filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Stock pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Stock pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.
(c)    As of the Effective Date, or, with respect to any Additional Grantor, such other date such Grantor became a party hereto, except as set forth in Exhibit C, such Grantor owns 100% of the issued and outstanding Equity Interests of each issuer of Pledged Stock owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness (other than any such Indebtedness that is subordinated to the Secured Obligations) or subject to the terms of an indenture.
ARTICLE IV
COVENANTS
From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:
4.1.    General.
(a)    Collateral Records. Such Grantor will maintain in all material respects complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request.
(b)    Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Administrative Agent in order to maintain, to the extent required hereunder or under the Credit Agreement, a first priority perfected security interest (or, at any time when the Intercreditor Agreement is in effect, a perfected security interest with the priority required pursuant thereto) in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any .UCC jurisdiction and may (i) indicate such Grantor's Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
(c)    Further Assurances: Exceptions to Perfection. Such Grantor will, upon the request of the Administrative Agent, furnish to the Administrative Agent statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may reasonably specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder. Notwithstanding the foregoing however, in addition to the other exceptions made in this Security Agreement to the perfection of the Liens created hereby, if no Default exists:
(i)    a Grantor may retain any letters of credit and money received or held in the ordinary course of business;
(ii)    a Grantor shall not be required to:
(A)    take any action under the laws of any jurisdiction other than the United States of America or any jurisdiction located therein to create, perfect or protect the security interest of the Administrative Agent in the Equity Interest of any Foreign Subsidiaries pledged pursuant hereto or in any Intellectual Property registered outside the United States of America;
(B)    obtain and deliver to the Administrative Agent, for the purpose of any fixture filings to be made by the Administrative Agent, real property descriptions for any of such Debtor's locations or places of business;
(C)    file or have filed any effective financing statement under the provisions of the Food Security Act of 1985 (7 U.S.C. §1631, as amended) and the regulations promulgated thereunder; or
(D)    obtain the consent of any third party with respect to the pledge hereunder of any Pledged Collateral issued by a Person who is not a wholly-owned Subsidiary or otherwise cause the Administrative Agent to have Control over any Pledged Collateral issued by a Person who is not a wholly-owned Subsidiary.
(d)    Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions permitted pursuant to Section 6.05 of the Credit Agreement.
(e)    Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Permitted Liens.
(f)    Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except in respect of Liens permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor's rights under Section 9-509(d)(2) of the UCC.
(g)    Locations. Such Grantor will not maintain any Inventory, Equipment, Farm Products, books and records relating to the Collateral or other tangible Collateral (other than Collateral in transit) owned by it at any location (other than (i) those locations listed on Exhibit A or identified in a notice delivered to the Administrative Agent pursuant to Section 4.13, and (ii) those locations not required by Section 3.8 to be listed on Exhibit A) unless it shall have notified the Administrative Agent in writing, by amending, supplementing or restating Exhibit A hereto to add any such other location, no later than the date required for delivery of the Borrowing Base Certificate pursuant to Section 5.01(f) of the Credit Agreement and shall have obtained a Collateral Access Agreement for each such location to the extent required by Section 4.13.
(h)    Compliance with Terms. Such Grantor will perform and comply with all obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral except to the extent any failure to comply could not reasonably be expected to result in a Material Adverse Effect.
4.2.    Receivables.
(a)    Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, so long as no Event of Default shall have occurred and be continuing, such Grantor may reduce the amount of any Receivable in accordance with its present policies and in the ordinary course of business or otherwise as appropriate in its commercially reasonable business judgment.
(b)    Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will use commercially reasonable efforts to collect and enforce, at such Grantor's sole expense and as appropriate in its commercially reasonable business judgment, all amounts due or hereafter due to such Grantor under the Receivables owned by it.
(c)    Delivery of Invoices. At the request of the Administrative Agent, such Grantor will promptly deliver to the Administrative Agent duplicate invoices with respect to each Account requested by the Administrative Agent and owned by such Grantor bearing such language of assignment as the Administrative Agent shall specify.
(d)    [Reserved].
(e)    Electronic Chattel Paper. Such Grantor shall take all steps requested by the Administrative Agent to grant the Administrative Agent Control of all electronic chattel paper involving amounts in excess of $5,000,000, in accordance with the UCC and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
4.3.    Inventory and Equipment.
(a)    Maintenance of Goods. Such Grantor will do all things necessary to maintain, preserve, protect and keep its Inventory and the Equipment material to the conduct of its business in good repair and working and saleable condition, except for (i) damaged or defective goods arising in the ordinary course of such Grantor's business, (ii) ordinary wear and tear in respect of the Equipment, (iii) casualty and condemnation events (to the extent such casualty or condemnation, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) and (iv) dispositions permitted pursuant to the Credit Agreement.
(b)    Returned Inventory. Such Grantor shall, at such time as any Financial Officer of such Grantor knows or should have known, promptly report to the Administrative Agent any return of Inventory involving an amount in excess of $20,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Administrative Agent's prior written consent. All returned Inventory shall be subject to the Administrative Agent's Liens thereon.
(c)    Inventory Count; Perpetual Inventory System. Such Grantor will conduct a physical count of its Inventory or other similar procedure in accordance with GAAP at least once per fiscal year, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory reporting system at all times.
4.4.    Delivery of Instruments, Securities, Chattel Paper and Documents. Subject to the Intercreditor Agreement, such Grantor will (a) deliver to the Administrative Agent, within 30 days of the execution of this Security Agreement (or such later date as the Administrative Agent may agree to in its sole discretion) any Chattel Paper, Certificated Securities and Instruments constituting Collateral owned by it whose value exceeds $5,000,000, (b) hold in trust for the Administrative Agent upon receipt and (i) promptly thereafter deliver to the Administrative Agent, all Certificated Securities that represent Equity Interests in Subsidiaries and (ii) contemporaneously with the delivery of quarterly and annual financial statements in accordance with the Credit Agreement, deliver to the Administrative Agent any such Chattel Paper, Certificated Securities and Instruments constituting Collateral whose value exceeds $5,000,000; provided that with respect to a new issuance of Certificated Securities that represent Equity Interests of an issuer whose Equity Interests have previously been pledged to the Administrative Agent, such newly issued Certificated Securities shall be delivered within 30 days of such issuance, (c) cause any Indebtedness of a Restricted Subsidiary owed to any Grantor in excess of $5,000,000 to be evidenced by a duly executed promissory note (or subject to a global note) that, in either case, is pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, with such notes being accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request; provided that the Company will deliver to the Administrative Agent a duly executed global note for loans among the Company and the Restricted Subsidiaries together with proper instruments of assignment duly executed and such other instruments or documents as the Administrative Agent may reasonably request within 30 days of the Effective Date, or such longer period as the Administrative Agent may agree, in its sole discretion, and (d) upon the Administrative Agent's reasonable request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral; provided that prior to an Event of Default, no Grantor shall have any obligation to deliver any such Documents with a value, in any individual case, less than $3,000,000.
4.5.    Uncertificated Pledged Collateral. (%3) Such Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers that are Subsidiaries (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral issued by another Grantor included in the Collateral owned by it, such Grantor will at the request of the Administrative Agent take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral other than Pledged Collateral that constitutes Permitted Investments in an Excluded Account. With respect to any Pledged Collateral issued by a Person other than a Grantor with an individual value in excess of $5,000,000 included in the Collateral owned by it, such Grantor will at the request of the Administrative Agent use its commercially reasonable efforts to cause (a) the issuers of uncertificated securities which are Pledged Collateral and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral other than Pledged Collateral that constitutes Permitted Investments in an Excluded Account. Without limiting the foregoing, such Grantor will, if requested by the Administrative Agent, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance satisfactory to the Administrative Agent, giving the Administrative Agent Control other than with respect to Pledged Collateral that constitutes Permitted Investments in an Excluded Account.
(a)    Each Grantor acknowledges and agrees that each interest in any limited liability company or limited partnership that is a Subsidiary pledged hereunder that is represented by a certificate, shall be a "security" within the meaning of Article 8 of the New York UCC and governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction and, unless otherwise approved by the Administrative Agent, shall at all times hereafter be represented by a certificate, which shall be a "security" within the meaning of Article 8 of the New York UCC and governed by Article 8 of the Uniform Commercial Code of such jurisdiction.
(b)    Each Grantor further acknowledges and agrees that (i) the interests in any limited liability company or limited partnership that is a Subsidiary pledged hereunder and not represented by a certificate shall not be a "security" within the meaning of Article 8 of the New York UCC and shall not be governed by Article 8 of the Uniform Commercial Code of the applicable jurisdiction and (ii) the Grantors shall at no time elect to treat any such interest as a "security" within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest (except that the Grantors may elect to so treat any such interest as a "security" and issue any certificate representing such interest if promptly thereafter the applicable Grantor delivers such certificate to the Administrative Agent).
(c)    In the event the interests in any limited liability company or limited partnership not represented by a certificate are pledged by a Grantor hereunder after the Effective Date such Grantor shall promptly thereafter provide the Administrative Agent with the information required by the applicable jurisdiction for the filing of a financing statement (or an amendment to a financing statement) with respect to the uncertificated interests so pledged.
4.6.    Pledged Collateral.
(d)    Changes in Capital Structure of Issuers. Such Grantor will not (i) permit or suffer any Subsidiary that is an issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for dissolutions, mergers or liquidations permitted pursuant to Section 6.03 of the Credit Agreement, Permitted Liens and sales of assets permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity (except for mergers or consolidations permitted pursuant to Section 6.03 of the Credit Agreement), or (ii) vote any such Pledged Collateral in favor of any of the foregoing.
(e)    Issuance of Additional Securities. Except as permitted by the Credit Agreement, such Grantor will not permit or suffer any Subsidiary that is an issuer of Pledged Stock owned by it to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor or any other Grantor.
(f)    Registration of Pledged Collateral. If an Event of Default shall have occurred and be continuing, such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Administrative Agent.
(g)    Exercise of Rights in Pledged Collateral.
(i)    Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Administrative Agent in respect of such Pledged Collateral.
(ii)    Such Grantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.
(iii)    Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral held by it to the extent not in violation of the Credit Agreement other than dividends and interest paid at any time when an Event of Default shall have occurred and be continuing (collectively referred to as the "Excluded Payments"); provided, however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.
(iv)    All Excluded Payments, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral (or, if paid in cash, deposited in a Controlled Deposit Account) and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral or deposited in a Controlled Deposit Account, as applicable, in the same form as so received (with any necessary endorsement).
(v)    Such Grantor hereby authorizes and instructs each issuer of any Investment Property pledged by such Grantor hereunder to, and each Grantor that is an issuer of Investment Property pledged by another Grantor agrees and consents to, (i) comply with any instruction received by it from the Administrative Agent in writing (and any other issuer from time to time hereby agrees to comply with such instruction) that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.
4.7.    Intellectual Property.
(a)    At the request of the Administrative Agent such Grantor will use its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any Material Intellectual Property held by such Grantor and to enforce the security interests granted hereunder.
(b)    To the extent constituting Material Intellectual Property, such Grantor will (i) continue to use in all material respects each Trademark in connection with each and every trademark class of goods or services applicable to its current business in order to maintain such Trademark in full force free in all material respects from any claim of abandonment for non-use, (ii) maintain as in the past the quality of all products and services offered under such Trademark in all material respects, (iii) use each Trademark with all appropriate notices of registration and other legends required by applicable laws in all material respects, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and use commercially reasonable efforts to not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any material respect.
(c)    Such Grantor will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public, in any respect that could reasonably be expected to have a Material Adverse Effect.
(d)    Such Grantor will not (and will use commercially reasonably efforts to not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of the Copyrights may become invalidated or otherwise impaired to the extent that could reasonably be expected to have a Material Adverse Effect. Such Grantor will not (either itself or through licensees) do any act whereby any portion of any Copyright may fall into the public domain to the extent that could reasonably be expected to have a Material Adverse Effect.
(e)    Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property to Infringe the intellectual property rights of any other Person in each case, in any respect that could reasonably be expected to have a Material Adverse Effect.
(f)    Such Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any application or registration relating to any Material Intellectual Property is reasonably likely to become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's rights in, or the validity, enforceability, ownership or use of any Material Intellectual Property, including, without limitation, its right to register the same, or to keep and maintain the same.
(g)    Upon request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may request to evidence the Administrative Agent's security interest in any registered Intellectual Property (or, with respect to any Material Intellectual Property, the Administrative Agent's first priority security interest therein).
(h)    Such Grantor shall take all actions necessary or reasonably requested by the Administrative Agent to maintain the registration of each of its material Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine, in its reasonable business judgment, that such Patent, Trademark or Copyright is not material to the conduct of such Grantor's business or the business of the Grantors, taken as a whole.
(i)    Such Grantor shall, unless it shall, in its reasonable business judgment, determine that such Intellectual Property is in no way material to the conduct of its business or operations (or the business or operations of the Grantors, taken as a whole), promptly take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, including, by suing for Infringement, and recovering any and all damages for such Infringement. In the event that such Grantor institutes suit because any of its Intellectual Property constituting Collateral is Infringed, such Grantor shall comply with Section 4.8.
4.8.    Commercial Tort Claims. Such Grantor shall promptly, and in any event within 30 days after the same is acquired by it, notify the Administrative Agent of any Commercial Tort Claim (as defined in the UCC) in excess of $10,000,000 acquired by it and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto, granting to Administrative Agent a first priority security interest (or, at any time when the Intercreditor Agreement is in effect, a perfected security interest with the priority required pursuant thereto) in such Commercial Tort Claim.
4.9.    Commodity and Security Accounts. Unless an Event of Default exists, no Grantor will be required to grant the Administrative Agent Control over any commodity or securities account. At the Administrative Agent's request after the occurrence and during the continuation of an Event of Default, each Grantor will take such action as the Administrative Agent may require to grant the Administrative Agent Control over all commodities accounts and all securities accounts that are not Excluded Accounts owned by the Grantors.
4.10.    No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.
4.11.    Collateral Access Agreements. Such Grantor shall use commercially reasonable efforts after the Effective Date to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Inventory is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Inventory at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent; provided that such Grantor shall not be required to seek to obtain a Collateral Access Agreement with respect to any location (i) subject to a Collateral Access Agreement (as defined in the Existing Credit Agreement or the 2009 Credit Agreement) pursuant to the Prior Security Agreement (or the pledge and security agreement delivered in connection with the 2009 Credit Agreement) or for which such Grantor used commercially reasonable efforts to obtain a Collateral Access Agreement pursuant to the Prior Security Agreement (or the pledge and security agreement delivered in connection with the 2009 Credit Agreement), (ii) where Inventory is held by a bailee or on consignment at which the value of the Inventory stored or located is less than $5,000,000 so long as the aggregate amount of the Inventory of all Grantors at such locations for which the Grantors do not seek to obtain Collateral Access Agreements does not exceed 80% of the Inventory of the Grantors at all locations where Inventory is held by a bailee or on consignment and (iii) which is real property leased by such Grantor where the aggregate value of the Inventory of such Grantor at such location is less than $5,000,000 so long as the aggregate amount of the Inventory of all Grantors at such locations for which the Grantors do not seek to obtain Collateral Access Agreements does not exceed 80% of the Inventory of the Grantors at all leased real properties is located. Except as could not reasonably be expected to have a Material Adverse Effect, such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Inventory is or may be located.
4.12.    Deposit Account Control Agreements. Such Grantor will provide to the Administrative Agent a Deposit Account Control Agreement in respect of each deposit account of such Grantor, other than any Excluded Account, duly executed on behalf of such Grantor and each financial institution holding such deposit account of such Grantor; provided that, the Administrative Agent may, in its discretion, defer delivery of any such Deposit Account Control Agreement, and may require such Grantor to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement; provided further that no such Deposit Account Control Agreement shall be required prior to the date that is 60 days following the Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion). In the case of Deposit Accounts (other than Excluded Accounts) maintained with Lenders, the terms of the agreement granting Control shall be subject to the provisions of the Credit Agreement regarding setoffs. Notwithstanding the foregoing, the Company shall determine the aggregate balance of cash and Permitted Investments of all Grantors in accounts (other than Excluded Accounts) not subject to Deposit Account Control Agreements or other appropriate Control agreements in favor of the Administrative Agent at each time when the Company delivers Borrowing Base reports pursuant to Section 5.01(f) of the Credit Agreement and if such aggregate balance shall at any time of determination exceed $10,000,000, the Company shall promptly eliminate such excess from such accounts or shall within 30 days enter, or cause the applicable Grantors to enter, into one or more Deposit Account Control Agreements or other appropriate Control agreements with respect to each relevant account in favor of the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent so that there shall not thereafter be any such excess.
4.13.    Change of Name or Location. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) in the case of a Grantor that is not a registered organization, change its chief executive office or sole place of business, as applicable, as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or organization, or (e) change its state of incorporation or organization, in each case, unless it shall have provided the Administrative Agent at least fifteen days' days prior written notice thereof and taken any action reasonably requested by the Administrative Agent in connection therewith to continue the perfection following such change of any Liens in favor of the Administrative Agent, on behalf of Secured Parties, in any Collateral; provided that any new location shall be in the United States.
4.14.    Updated Collateral Information. Such Grantor shall promptly furnish to the Administrative Agent from time to time upon the Administrative Agent's reasonable request, such updates to the information covered by Article III, including any of Exhibits A through I hereto, such that such updated information and exhibits are true and correct as of the date so furnished.
ARTICLE V
REMEDIES
5.1.    Remedies.
(f)    Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:
(i)    those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default;
(ii)    those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank's right of setoff or bankers' lien) when a debtor is in default under a security agreement;
(iii)    give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities or commodity intermediary and take any action therein with respect to such Collateral;
(iv)    without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor's premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and
(v)    concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.
(g)    The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(h)    The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
(i)    Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent's remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.
(j)    Notwithstanding the foregoing, neither the Administrative Agent nor the Secured Parties shall be required to (1) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(k)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.
5.2.    Grantor's Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:
(d)    assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor's premises or elsewhere;
(e)    permit the Administrative Agent, by the Administrative Agent's representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;
(f)    prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;
(g)    take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral; and
(h)    at its own expense, cause the independent certified public accountants then engaged by each Grantor to prepare and deliver to the Administrative Agent and each Lender, at any time, and from time to time, promptly upon the Administrative Agent's request, the following reports with respect to the applicable Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts.
5.3.    Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor's or any other Grantor's Inventory directly to any person, including without limitation persons who have previously purchased any such Inventory and in connection with any such sale or other enforcement of the Administrative Agent's rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.
5.4.    Subordination. Each Grantor and each Issuer that executes and delivers any Acknowledgement and Consent confirming that it is bound hereby, hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing to it by the Company or any of its Restricted Subsidiaries shall be fully subordinated to the indefeasible payment in full in cash of such Grantor's Secured Obligations or Guaranteed Obligations, as the case may be.
5.5.    Margin Stock. In the event that the aggregate fair market value of the Margin Stock owned by the Grantors exceeds $2,000,000, the Company shall deliver to the Administrative Agent a completed Form FR U-1 and a completed Form FR G-3 reasonably satisfactory to the Administrative Agent.
ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
6.1.    Account Verification. The Administrative Agent may upon the occurrence and during the continuance of an Event of Default, in the Administrative Agent's own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent's satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.
6.2.    Authorization for Secured Party to Take Certain Action.
(a)    Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent's sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent's security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (v) to apply, subject to the Intercreditor Agreement, the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vii) to contact Account Debtors for any reason, (viii) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (ix) to sign such Grantor's name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (x) to exercise all of such Grantor's rights and remedies with respect to the collection of the Receivables and any other Collateral, (xi) to settle, adjust, compromise, extend or renew the Receivables, (xii) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xiii) to prepare, file and sign such Grantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiv) to prepare, file and sign such Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xv) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xvi) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent's interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent agrees that, except for the powers granted in Section 6.2(a)(i)-(vi) and Section 6.2(a)(xvi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.
6.3.    Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUATION OF AN EVENT OF DEFAULT.
6.4.    Nature of Appointment; Limitation of Duty.    THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS;
DEPOSIT ACCOUNTS
7.1.    Collection of Receivables; Lockbox of Payments.
(c)    Lockboxes. On or before the date that is 60 days following the Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), each Grantor shall (a) execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account (other than an Excluded Account) maintained by such Grantor as of the Effective Date into which cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (each, a "Collateral Deposit Account"), which Collateral Deposit Accounts are identified as such on Exhibit B, and (b) establish lock box service (the "Lock Boxes") with the bank(s) set forth in Exhibit B, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to any Controlled Deposit Account (a "Lock Box Agreement"). After the Effective Date, each Grantor will comply with the terms of Section 7.2.
(d)    Notice to Account Debtors and Receivables Entity. Each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes or Collateral Deposit Accounts provided that each Receivables Originator may direct its Account Debtors to make payments to lock boxes and Deposit Accounts owned by or otherwise under the Control of the Receivables Entity. Each Receivable Originator will cause the Receivable Entity to forward payments arising from the sale by the Receivable Originators of their Receivables directly to one of the Lock Boxes or Collateral Deposit Accounts.
7.2.    Funds in the Controlled Deposit Accounts. When no Event of Default exists, the Grantors shall be entitled to utilize the funds in any Controlled Deposit Account. When an Event of Default exists and the Administrative Agent provides notice thereof to the depository bank at which a Controlled Deposit Account is maintained, no Grantor shall be entitled to utilize the funds in the such Controlled Deposit Account, the Administrative Agent shall have sole access to the related Lock Boxes and such Controlled Deposit Accounts and no Grantor shall otherwise remove any item from such Lock Boxes or from such Controlled Deposit Account without the Administrative Agent's prior written consent. After notice has been provided pursuant to the foregoing sentence, if any Grantor thereafter shall refuse or neglect to notify any Account Debtor or the Receivables Entity to forward payments directly to a Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account, the Administrative Agent be entitled to make such notification directly to Account Debtor or the Receivables Entity. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables (whether from the payment thereof, the sale to the Receivables Entity or otherwise) while an Event of Default exists such Grantor shall receive such payments as the Administrative Agent's trustee, and shall promptly deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it in a Collateral Deposit Account.
7.3.    Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account or other Deposit Account (other than an Excluded Account), or establishing a new Lock Box, each Grantor shall cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.
7.4.    Application of Proceeds; Deficiency. At any time that an Event of Default has occurred and is continuing the Administrative Agent may require all cash proceeds of the Collateral, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral received when an Event of Default exists shall be applied, subject to the Intercreditor Agreement, in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations have been satisfied, shall be deposited by the Administrative Agent into the Company's general operating account with the Administrative Agent or as a court of competent jurisdiction shall otherwise direct. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys' fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency.
ARTICLE VIII
GENERAL PROVISIONS
8.1.    Waivers. To the maximum extent permitted under applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
8.2.    Limitation on Administrative Agent's and Secured Parties' Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
8.3.    Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
8.4.    Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and failed to so in the time frame required hereunder, and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors' obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable not later than 10 Business Days after receipt of a reasonably detailed invoice therefor.
8.5.    Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.11, 4.12, 4.13, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and Lenders have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Lenders to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.
8.6.    Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders required under Section 9.02 of the Credit Agreement).
8.7.    No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. Except for the execution and delivery of a Joinder Agreement pursuant to Section 5.13 of the Credit Agreement and Section 8.16 hereof, no waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement (and in compliance with the Intercreditor Agreement) and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been paid in full. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.
8.8.    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
8.9.    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.10.    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lenders and any assignment in violation of this Section 8.10 shall be null and void. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, hereunder.
8.11.    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
8.12.    Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State or other taxing entity or authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse, as set forth in Section 9.03 of the Credit Agreement, the Administrative Agent for any and all out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
8.13.    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
8.14.    Termination; Release. (%3) This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations (other than any Banking Services Obligations, Swap Obligations or contingent indemnification obligations not yet due and payable) have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or supporting letter of credit has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the Lenders which would give rise to any Secured Obligations (other than any Banking Services Obligations, Swap Obligations or contingent indemnification obligations not yet due and payable) are outstanding.
(a)    Liens on the Collateral will be released in accordance with Section 9.02(d) of the Credit Agreement and Section 4.2 of the Intercreditor Agreement.
8.15.    Entire Agreement; Amendment and Restatement. This Security Agreement together with the other Loan Documents embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral. This Security Agreement amends and restates in its entirety the Prior Security Agreement. The execution of this Security Agreement does not extinguish the Liens created under the Prior Security Agreement nor does it constitute a novation with respect to such Liens, which Liens are continued hereunder.
8.16.    Additional Grantors. Each Grantor acknowledges that, pursuant to Section 5.13 of the Credit Agreement, the Company and each other Loan Party is required to cause each Material Subsidiary created or acquired after the Effective Date and any Subsidiary that otherwise becomes a Material Subsidiary after the Effective Date to become a party hereto as an additional Grantor (each such Person, an "Additional Grantor") by executing and delivering a Joinder Agreement (a "Joinder") substantially in the form of Exhibit D to the Credit Agreement along with supplements to the Exhibits to this Security Agreement necessary to reflect additional Collateral provided by the Additional Grantor. Upon delivery of any such Joinder to the Administrative Agent, notice of which is hereby waived by the Grantors, each such Additional Grantor shall be deemed a Grantor hereunder and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be discharged, diminished or otherwise affected (a) by the addition or release of any other Grantor hereunder, (b) by any failure by the Company or any Grantor to cause any Subsidiary of the Company to become an Additional Grantor or a Grantor hereunder or (c) by reason of the Administrative Agent's or any of the other Secured Party's actions in effecting, or failure to effect, any such Joinder, or in releasing any Grantor hereunder, in each case, without the necessity of giving notice to or obtaining the consent of any other Grantor. This Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.
8.17.    Choice of Law. This Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflict of laws principles thereof, but giving effect to federal laws applicable to national banks. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.
8.18.    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or by other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.
8.19.    Intercreditor Agreement. Notwithstanding anything to the contrary contained in this Security Agreement, the Liens granted pursuant to this Security Agreement or any other Loan Document shall be subject to the terms and conditions of (and the exercise of any right or remedy by the Administrative Agent hereunder or thereunder shall be subject to the terms and conditions of), the Intercreditor Agreement. In the event of any conflict between this Security Agreement or any other Loan Document and the Intercreditor Agreement, the Intercreditor Agreement shall control, and no right, power, or remedy granted to the Administrative Agent hereunder or under any other Loan Document shall be exercised by the Administrative Agent, and no direction shall be given by the Administrative Agent in contravention of the Intercreditor Agreement. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the Secured Parties) shall be subject to the terms of the Intercreditor Agreement, and, with respect to the Permitted Additional Secured Indebtedness Priority Collateral for so long as any Permitted Additional Secured Indebtedness is outstanding, any obligation of the Company and other Grantor hereunder or under any other Loan Document with respect to the delivery or control of any Permitted Additional Secured Indebtedness Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in connection with any Permitted Additional Secured Indebtedness Priority Collateral shall be deemed to be satisfied if the Company or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable Permitted Additional Secured Indebtedness Document. For so long as any Permitted Additional Secured Indebtedness is outstanding, the delivery of any Permitted Additional Secured Indebtedness Priority Collateral to the agent, trustee or representative acting on behalf of the Permitted Additional Secured Indebtedness pursuant to the Permitted Additional Secured Indebtedness Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.
ARTICLE IX
NOTICES
9.1.    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.
GRANTORS:

Smithfield Foods, Inc., a Virginia corporation

By:    /s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President and Corporate Treasurer

Brown's Realty Partnership, a North Carolina general partnership
Carroll's Realty Partnership, a North Carolina general partnership
Smithfield-Carroll's Farms, a Virginia general partnership

By:	Murphy-Brown, LLC, as a general partner of each

By:    /s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Armour-Eckrich Meats LLC, a Delaware limited liability company
John Morrell & Co., a Delaware corporation
Murphy Farms of Texhoma, Inc., an Oklahoma corporation
Murphy-Brown LLC, a Delaware limited liability company
Murphy-Brown of Missouri LLC, a Delaware limited liability company
Patrick Cudahy, LLC, a Delaware limited liability company
Premium Pet Health, LLC, a Delaware limited liability company
Smithfield Global Products Inc., a Delaware corporation
Smithfield Farmland Corp., a Delaware corporation
Smithfield Purchase Corporation, a North Carolina corporation
Smithfield Transportation Co., Inc., a Delaware corporation
Stefano Foods, Inc., a North Carolina corporation
SFRMH Liquidation, Inc. (f/k/a RMH Foods, Inc.), a Delaware corporation
Smithfield Farmland Sales Corp., a Delaware corporation

By:    /s/ Timothy P. Dykstra
Name: Timothy P. Dykstra
Title: Vice President

Jonmor Investments, Inc., a Delaware corporation
Patcud Investments, Inc., a Delaware corporation
SFFC, INC., a Delaware corporation
SF Investments, Inc., a Delaware corporation

By:    /s/ Jeffrey A. Porter_____________________
Name:    Jeffrey A. Porter
Title:    President, General Counsel, Assistant
Treasurer and Assistant Secretary

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as Administrative Agent

By: /s/ Jeff Geisbauer
Jeff Geisbauer
Executive Director

By: /s/ Shane Bownds
D. Shane Bownds
Executive Director

EXHIBITS

Exhibit A    –    Information and Collateral Locations
Exhibit B    –    Deposit Accounts and Lock Boxes
Exhibit C    –    Pledge Collateral, Securities and Other Investment Property
Exhibit D    –    Offices in which Financing Statements will be Filed
Exhibit E    –    Mergers and Acquisitions
Exhibit F    –    Letter of Credit Rights and Chattel Paper
Exhibit G    –    Intellectual Property
Exhibit H    –    Commercial Tort Claims

Exhibit A
to
Smithfield Foods, Inc.
Third Amended and Restated Security Agreement

Information and Collateral Locations
Part A
Notice Address for all Grantors:

Smithfield Foods, Inc.
200 Commerce Street
Smithfield, VA 23430
Attention: Tim Dykstra and Ken Sullivan
Fax: 757-365-3070 / 757-365-3060

Current Legal Name	Former Legal Names (if any), within the last five years	Organization Type	Jurisdiction of Organization	EIN	Org ID	Address of Principal Place of Business/Chief Executive Office
Smithfield Foods, Inc.		Corporation	Virginia	52- 00845861	VA 0488419-3	200 Commerce Street Smithfield, Virginia 23430
Armour-Eckrich Meats LLC		Limited Liability Company	Delaware	20- 5453728	DE 4211897	4225 Naperville Road, Suite 600 Naperville, IL 60532
Brown's Realty Partnership		Partnership	North Carolina	30- 0163824	N/A	2822 Highway 24 West Warsaw, NC 28398
Carroll's Realty Partnership		Partnership	North Carolina	56- 1811510	N/A	2822 Highway 24 West Warsaw, NC 28398
John Morrell & Co.		Corporation	Delaware	36- 2332471	DE 0668116	805 East Kemper Road OH 45246-2515
Jonmor Investments, Inc.		Corporation	Delaware	51- 0374361	DE 2607364	103 Baynard Building, 3411 Silverside Road Wilmington, DE 19810
Murphy-Brown LLC		Limited Liability Company	Delaware	54- 2038078	DE 3362999	2822 Highway 24 West Warsaw, NC 28398
Patcud Investments, Inc.		Corporation	Delaware	51 - 0336853	DE 2276335	103 Baynard Building, 3411 Silverside Road Wilmington, DE 19810
Patrick Cudahy, LLC	Patcud Merger Sub, LLC; Patrick Cudahy, Incorporated; PC Express, Inc.; 814 Americas, Inc.	Limited Liability Company	Delaware	39-1500683	DE 4970459	One Sweet Apple-Wood Lane Cudahy, WI 53110
Premium Pet Health, LLC		Limited Liability Company	Delaware	20-1903611	DE 3884243	1485 E. 61st Ave. Denver, CO 80216
Murphy-Brown of Missouri LLC	Premium Standard Farms, LLC	Limited Liability Company	Delaware	26- 2335393	DE 4400858	P.O. Box 194/Hwy 65 N Princeton, Missouri 64673
SF Investments, Inc.		Corporation	Delaware	51- 0326024	DE 2222594	103 Baynard Building, 3411 Silverside Road Wilmington, DE 19810
SFFC, Inc.		Corporation	Delaware	51- 0335501	DE 2267124	103 Baynard Building, 3411 Silverside Road Wilmington, DE 19810
Smithfield Global Products Inc.		Corporation	Delaware	52-2242173	DE 3210353	370 East Maple Ave., Suite 302 Langhorne, PA 19047
Smithfield Purchase Corporation		Corporation	North Carolina	54- 1999263	NC 04931 13	200 Commerce Street Smithfield, VA 23430
Smithfield Transportation Co., Inc.	Smithfield Packing Transportation Co., Inc.; Gwaltney Transportation Co.; LPC Transport, Inc.; Valleydale Transportation Company, Inc.	Corporation	Delaware	54- 1537778	DE 2220846	501 N. Church Street Smithfield, VA 23430
Smithfield-Carroll's Farms		Partnership	Virginia	56- 1543013	N/A	2822 Highway 24 West Warsaw, NC 28398
Stefano Foods, Inc.		Corporation	North Carolina	56-1865731	NC 0338899	4825 Hovis Road Charlotte, NC 28208
Smithfield Farmland Corp.	The Smithfield Packing Company, Incorporated And Farmland Foods, Inc.	Corporation	Delaware	54-1177500	DE 0922251	200 Commerce Street Smithfield, VA 23430
SFRMH Liquidation, Inc.	RMH Foods, Inc.	Corporation	Delaware	37- 0907676	DE 0851484	226 West Adams Street Morton IL, 61550
Murphy Farms of Texhoma, Inc.		Corporation	Oklahoma	73- 1436377	OK 1900529956	911 Texas Street (PO Box 426) Texhoma, OK 73949
Smithfield Farmland Sales Corp.		Corporation	Delaware		DE 5493689	111 Commerce Street, Smithfield, VA 23430

Owned Real Property

Entity (Meat Producing Group)	Address	City	State	Zip
Smithfield Farmland Corp.	RR 2, PO Box 247	Milan	MO	63556
Smithfield Farmland Corp.	424 E. Railroad St.	Clinton	NC	28328
Smithfield Farmland Corp.	South 23rd Street	Middlesboro	KY	40965
Armour-Eckrich Meats LLC	8426 Baumgart Rd	Evansville	IN	47725-1516
Armour-Eckrich Meats LLC	3120 N Kenmore St	South Bend	IN	46628-4310
Armour-Eckrich Meats LLC	2522 Plantside Dr	Louisville	KY	40299-2530
Armour-Eckrich Meats LLC	1124 E Lincoln St	Findlay	OH	45840-6436
Armour-Eckrich Meats LLC	1901 W Iola St	Broken Arrow	OK	74012-2330
Armour-Eckrich Meats LLC	4623 Sw 18th St	Oklahoma City	OK	73128-3001
Armour-Eckrich Meats LLC	810 Commonwealth Dr	Warrendale	PA	15086-7525
Armour-Eckrich Meats LLC	1603 Commerce Street	Marshall	TX	75672-9215
Armour-Eckrich Meats LLC	130 S Town East Blvd	Mesquite	TX	75149-2808
Armour-Eckrich Meats LLC	4830 Center Park Blvd	San Antonio	TX	78218-4423
Armour-Eckrich Meats LLC	2103 Jacobson Dr	Poca	WV	25159-9616
Armour-Eckrich Meats LLC	6201 Mc Arthur St	Sioux	IA	51101
Armour-Eckrich Meats LLC	1401 S Eisenhower Ave	Mason City	IA	50401-1534
Armour-Eckrich Meats LLC	410 Kirk Rd	Saint Charles	IL	60174-3432
Armour-Eckrich Meats LLC	3311 State Road 19 South	Peru	IN	46970
Armour-Eckrich Meats LLC	1920 Lacy Dr	Junction City	KS	66441-7559
Armour-Eckrich Meats LLC	820 11th St N	Saint James	MN	56081-9685
Armour-Eckrich Meats LLC	5015 South 33d Street	Omaha	NE	68107-2539
Smithfield Farmland Corp.	Highway 103	Crete	NE	68333
Smithfield Farmland Corp.	Route 59	Denison	IA	51442
Smithfield Farmland Corp.	1220 N 6th Street	Monmouth	IL	61462
Smithfield Farmland Corp.	401 Grant	Carroll	IA	51401
Smithfield Farmland Corp.	2323 S Sheridan	Wichita	KS	67213
Armour-Eckrich Meats LLC	125 Oakdale Street -Whse	Springfield	MA	1104
Armour-Eckrich Meats LLC	20 Carando Drive	Springfield	MA	1104
Smithfield Farmland Corp.	800 CW Stevens Blvd.	Grayson	KY	41143
Smithfield Farmland Corp.	13825 Wyandotte St.	Kansas City	MO	64145
John Morrell & Co.	801 E. Kemper Road	Springdale	OH	45246
John Morrell & Co.	1400 North Weber Ave.	Sioux Falls	SD	57103
John Morrell & Co.	Distr Center	Sioux Falls	SD	57103
John Morrell & Co.	1000 Cunningham Drive	Sioux City	IA	51101
John Morrell & Co.	805 E. Kemper Road	Springdale	OH	45246
John Morrell & Co.	803 Kemper Road	Springdale	OH	45246
Smithfield Farmland Corp.	400 N. Industrial Park	Cumming	GA	30040
Smithfield Farmland Corp.	2200 Rivers Edge Dr.	Arnold	PA	15068
Smithfield Farmland Corp.	Dr. Thomas Blvd	Arnold	PA	15068
John Morrell & Co.	251 15th Street Northeast	Sioux Center	IA	51250
Patrick Cudahy, LLC	One Sweet Apple-Wood Lane	Cudahy	WI	53110
Smithfield Farmland Corp.	16536 North NC 87 West	Tar Heel	NC	28392
Smithfield Farmland Corp.	601 N. Church St.	Smithfield	VA	23430
Smithfield Farmland Corp.	1780 Smithfield Way	Kinston	NC	28501
Smithfield Farmland Corp.	407 E. River Street	Savannah	GA	31401
Premium Pet Health, LLC	501 N. Church St.	Smithfield	VA	23430
Smithfield Farmland Corp.	401 N. Church Street	Smithfield	VA	23430
Smithfield Farmland Corp.	311 County Street	Portsmouth	VA	23704
Smithfield Farmland Corp.	8012 Hankin Industrial Park	Toano	VA	23168
Smithfield Farmland Corp.	217 Main Street	Smithfield	VA	23430
Smithfield Farmland Corp.	421 Prince George St.	Williamsburg	VA	23185
Smithfield Farmland Corp.	2401 Wilco Road	Wilson	NC	27893
Smithfield Farmland Corp.	4825 Hovis Rd	Charlotte	NC	28208
Smithfield Farmland Corp.	5230 Terminal Street	Charlotte	NC	28208
Smithfield Farmland Corp.	1260 S Pioneer Road	Salt Lake City	UT	84104
Smithfield Farmland Corp.	1812 West Empire Road	Salt Lake City	UT	84104
Smithfield Farmland Corp.	27 North Blvd of the Presidents	Sarasota	FL	34236
Smithfield Farmland Corp.	833 Shotwell Rd.	Clayton	NC	27520
Smithfield Farmland Corp.	86-94 N. Market Street	Charleston	SC	29401
Armour-Eckrich Meats LLC	2525 E North Ave	Fresno	CA	93725
Armour-Eckrich Meats LLC	700 Malaga St.	Ontario	CA	91761
Armour-Eckrich Meats LLC	302 North Frontage Road	Plant City	FL	33563
Armour-Eckrich Meats LLC	553 SW Miracle Ct.	Lake City	FL	32024
Armour-Eckrich Meats LLC	2190 Old Covington Hwy SW STE B	Conyers	GA	30012-4914
Armour-Eckrich Meats LLC	279 Marquette Dr.	Bolingbrook	IL	60440-3600
Armour-Eckrich Meats LLC	1601 FAIRFAX TRFY	Kansas City	KS	66115-1407
Armour-Eckrich Meats LLC	628 Monroe St	Alexandria	LA	71301
Armour-Eckrich Meats LLC	414 Rascal Crossing	O'Fallon	MO	63366
Armour-Eckrich Meats LLC	2523 Gomez Ave	Omaha	NE	68107-4431
Armour-Eckrich Meats LLC	515 E 66TH ST	Lubbock	TX	79404-5401
John Morrell & Co.	1660 Old Bayshore Hwy	San Jose	CA	95112
John Morrell & Co.	771 W. Crossroads Pkwy.	Bolingbrook	IL	60490
John Morrell & Co.	150 Railroad Ave.	Northlake	IL	60162
John Morrell & Co.	814 Second Avenue	Elizabeth	NJ	7202
Premium Pet Health, LLC	101 14th Street Southeast	Orange City	IA	51041
Premium Pet Health, LLC	2201 Murray Street	Sioux City	IA	51107
John Morrell & Co.	1780 Smithfield Way	Kinston	NC	28501

Entity	Address	County	City	State	Zip Code
Murphy-Brown LLC	2822 NC HWY 24 WEST	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	9113 HWY 76 EAST	MARION	NICHOLS	SC	29581
Murphy-Brown LLC	325 MCKAY STREET	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	137 FARROW TO FINISH LANE	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	13120 ROCKY FORD ROAD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	513 COMMERCE STREET	SAMPSON	CLINTON	NC	28328
Murphy-Brown LLC	2096 SOUTH NC 11 HWY	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	4134 US HWY 117	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	434 E MAIN STREET	ISLE OF WIGHT	WAVERLY	VA	23890
Murphy-Brown LLC	385 US HWY 158	HALIFAX	RANOKE RAPIDS	NC	27870
Murphy-Brown LLC	13051 US HWY 60	ROBERTS	MIAMI	TX	79059
Murphy-Brown LLC	316 W CHARITY ROAD	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	HWY 460 & 602	SUSSEX	WAVERLY	VA	23890
Murphy-Brown LLC	255 BRYANT SWAMP ROAD	BLADEN	BLADENBORO	NC	28320
Murphy-Brown LLC	19600 ANDREW JACKSON HWY	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	1704 W STREET JAMES STREET EXIT	EDGECOMBE	TARBORO	NC	27886
Murphy-Brown LLC	12160 HAM LN	ISLE OF WIGHT	IVOR	VA	23866
Murphy-Brown LLC	12300 HAM LN	ISLE OF WIGHT	IVOR	VA	23866
Murphy-Brown LLC	12520 BACON ST	ISLE OF WIGHT	IVOR	VA	23866
Murphy-Brown LLC	12410 BACON ST	ISLE OF WIGHT	IVOR	VA	23866
Murphy-Brown LLC	12411 BACON ST	ISLE OF WIGHT	IVOR	VA	23866
Murphy-Brown LLC	27176 BERLINDORY RD	SOUTHAMPTON	WAKEFIELD	VA	23888
Murphy-Brown LLC	27409 BERLINDORY RD	SOUTHAMPTON	WAKEFIELD	VA	23888
Murphy-Brown LLC	27221 BERLINDORY RD	SOUTHAMPTON	WAKEFIELD	VA	23888
Murphy-Brown LLC	4319 MARTIN LUTHER KING HWY	SURRY	WAVERLY	VA	23890
Murphy-Brown LLC	4315 MARTIN LUTHER KING HWY	SURRY	WAVERLY	VA	23890
Murphy-Brown LLC	34308 OLD WAKEFIELD RD	SUSSEX	WAKEFIELD	VA	23888
Murphy-Brown LLC	13715 CEDAR SIGN POST RD	SUSSEX	WAKEFIELD	VA	23888
Murphy-Brown LLC	34373 MUNFORD LN	SUSSEX	WAKEFIELD	VA	23888
Murphy-Brown LLC	31303 BARRETTS CHURCH RD	SUSSEX	WAVERLY	VA	23890
Murphy-Brown LLC	1617 HUNNINGTON RD	SURRY	WAVERLY	VA	23890
Murphy-Brown LLC	1611 HUNNINGTON RD	SURRY	WAVERLY	VA	23890
Murphy-Brown LLC	10124 WOODS LN	SUSSEX	WAVERLY	VA	23890
Murphy-Brown LLC	25271 NEWVILLE RD	SUSSEX	WAVERLY	VA	23890
Murphy-Brown LLC	4321 MARTIN LUTHER KING RD	SURRY	WAVERLY	VA	23890
Murphy-Brown LLC	20064 COMANS WELL RD	SUSSEX	YALE	VA	23897
Murphy-Brown LLC	12627 BETHEL CHURCH RD	SUSSEX	STONEY CREEK	VA	23882
Murphy-Brown LLC	2830 DIAMOND GROVE RD	GREENSVILLE	SKIPPERS	VA	23879
Murphy-Brown LLC	2179 BARROW DR	DILLON	LITTLE ROCK	SC	29567
Murphy-Brown LLC	313 ELVIN CARTER LN	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	237 BATCHELOR LN	DUPLIN	KENANSVILLE	NC	28349
Murphy-Brown LLC	SR 1307, 956 VEACHES MILL RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	SR 1141 430 STOCKING HEAD RD	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	665 AMMON FARM RD	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	471 DS WILLIAMSON RD	DUPLIN	MAGNOLIA	NC	28453
Murphy-Brown LLC	SR 1131 3361 CC RD	SAMPSON	HARRELLS	NC	28444
Murphy-Brown LLC	SR 1141, 2126 NC 11 S	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	SR 1002 5274 OLD FAYETTEVILLE RD	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	658 EVERGREEN FARM RD	BLADEN	WHITE OAK	NC	28399
Murphy-Brown LLC	SR 1253, 658 POPE FARM RD	GREENE	STANTONSBURG	NC	27883
Murphy-Brown LLC	SR 1127, 1663 MIRIE NAYLOR RD	SAMPSON	HARRELLS	NC	28444
Murphy-Brown LLC	5111 NC HWY 242 N	CUMBERLAND	GARLAND	NC	28441
Murphy-Brown LLC	SR 1916, 195 JOHNSON PARKER RD	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	SR 1944, 1457 A K BRYAN RD	SAMPSON	MAGNOLIA	NC	28453
Murphy-Brown LLC	437 THOMAS BROWN RD	BLADEN	COUNCIL	NC	28434
Murphy-Brown LLC	SR 1944 1414 K BRYAN RD	SAMPSON	MAGNOLIA	NC	28453
Murphy-Brown LLC	SR 1944 2005 K BRYAN RD	SAMPSON	MAGNOLIA	NC	28453
Murphy-Brown LLC	SR 1944 2007 K BRYAN RD	SAMPSON	MAGNOLIA	NC	28453
Murphy-Brown LLC	2313 MR HOLMES FARM RD	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	412 BONHAM RD	DUPLIN	MAGNOLIA	NC	28453
Murphy-Brown LLC	SR 1159, 532 MOON JOHNSON RD	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	610 SOUTHERN PINES LN	SAMPSON	GARLAND	NC	28441
Murphy-Brown LLC	290 SOUTHERN PINES LN	SAMPSON	GARLAND	NC	28441
Murphy-Brown LLC	1030 SQUIRE FARM RD	BLADEN	WHITE OAK	NC	28399
Murphy-Brown LLC	899-A NC 50 S	DUPLIN	MAGNOLIA	NC	28453
Murphy-Brown LLC	SR 1128, 1000-A POWELL PAGE RD	DUPLIN	MAGNOLIA	NC	28453
Murphy-Brown LLC	SR#1927, 215 BROWNS FARM LN	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	127 E WARDS BRIDGE RD	DUPLIN	KENANSVILLE	NC	28349
Murphy-Brown LLC	SR 1163, 618 G SHAW RD	SAMPSON	IVANHOE	NC	28447
Murphy-Brown LLC	SR 1120, 1242 LEONARD LN	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	12640 BOYKIN BRIDGE RD	SAMPSON	ROSEBORO	NC	28382
Murphy-Brown LLC	672 LISBON BRIDGE RD	SAMPSON	GARLAND	NC	28441
Murphy-Brown LLC	2657 INDIAN HILL RD	PENDER	IVANHOE	NC	28447
Murphy-Brown LLC	2659 INDIAN HILL RD	PENDER	IVANHOE	NC	28447
Murphy-Brown LLC	1735 MURPHY HONOUR RD	PENDER	MAPLE HILL	NC	28454
Murphy-Brown LLC	2257 W WARDS BRIDGE RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	6640 OLD MINTZ RD	SAMPSON	GARLAND	NC	28441
Murphy-Brown LLC	SR 1259,3316 NORRIS RD	SAMPSON	GARLAND	NC	28441
Murphy-Brown LLC	SR 1621 2928- PLANK RD	ANSON	WADESBORO	NC	28170
Murphy-Brown LLC	SR 2046 345 AVERY RD	BLADEN	FAYETTEVILLE	NC	28301
Murphy-Brown LLC	9559 HWY 53 E	BLADEN	KELLY	NC	28448
Murphy-Brown LLC	18169-B ARCH MCLEAN RD	SCOTLAND	WAGRAM	NC	28396
Murphy-Brown LLC	526 BEASLEYS RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	SR 1349 721 BIG ISLAND RD	BLADEN	WHITE OAK	NC	28399
Murphy-Brown LLC	882 OPPORTUNITY LN	BLADEN	WHITE OAK	NC	28399
Murphy-Brown LLC	SR 1105, 826 W PLEASANT HILL RD	LENOIR	PINK HILL	NC	28572
Murphy-Brown LLC	473 L&S FARM DRIVE	BLADEN	COUNCIL	NC	28434
Murphy-Brown LLC	360 DOGWOOD FARM LN	HOKE	RAEFORD	NC	28376
Murphy-Brown LLC	2525 BIG FARM LANE	SAMPSON	FAISON	NC	28341
Murphy-Brown LLC	320 BIG FARM LN	SAMPSON	FAISON	NC	28341
Murphy-Brown LLC	669 KENAN LOOP RD	DUPLIN	WALLACE	NC	28466
Murphy-Brown LLC	5922 MARKS RD	HARNETT	CAMERON	NC	28326
Murphy-Brown LLC	1133 MOORING RD	EDGECOMBE	TARBORO	NC	27886
Murphy-Brown LLC	SR 1255, 1148 HAYNE STRETCH RD	SAMPSON	AUTRYVILLE	NC	28318
Murphy-Brown LLC	SR 1700, 362 SARECTA RD	DUPLIN	KENANSVILLE	NC	28349
Murphy-Brown LLC	SR 1904, 4001 PINE RIDGE RD	SAMPSON	TURKEY	NC	28393
Murphy-Brown LLC	SR 1108, 903 CARROLLS RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	20952 US HWY 421	PENDER	IVANHOE	NC	28447
Murphy-Brown LLC	805 NC HWY 210 W	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	5943 HOBBTON HWY	SAMPSON	CLINTON	NC	28328
Murphy-Brown LLC	946 LUNDY RD	SAMPSON	GARLAND	NC	28441
Murphy-Brown LLC	605 CARROLLS RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	723 CARROLLS RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	SR 1331 1888 BRAXTON EDGE RD	BLADEN	FAYETTEVILLE	NC	28301
Murphy-Brown LLC	SR 1906, 2185 THOMPSON AVE	SAMPSON	TURKEY	NC	28393
Murphy-Brown LLC	650 OLD LUCAS DAIRY LN	SAMPSON	TURKEY	NC	28393
Murphy-Brown LLC	1575 VEACHS MILL RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	655 OLD GOODSON FARM LN	SAMPSON	TURKEY	NC	28393
Murphy-Brown LLC	478 JUNIOUS LUCAS RD	SAMPSON	FAISON	NC	28341
Murphy-Brown LLC	881 GARDENIA LN	SAMPSON	CLINTON	NC	28328
Murphy-Brown LLC	1732 NC HWY 53 W	BLADEN	ELIZABETHTOWN	NC	28337
Murphy-Brown LLC	919 BULL ST	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	SR 1946, 408 WILLIAMS RD	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	SR 1901, 1370 JUNIOUS RD	SAMPSON	FAISON	NC	28341
Murphy-Brown LLC	SR 1900, 1330 LANEFIELD RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	SR 1003, 2493 MAGNOLIA LISBON RD	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	SR 1206, 937 TUCKAHOE RD	PENDER	ATKINSON	NC	28421
Murphy-Brown LLC	213 TARHEEL PACKERS DR	BLADEN	ST PAULS	NC	28384
Murphy-Brown LLC	SR 1700, 6910 BATTEN BURNEY RD	COLUMBUS	WHITEVILLE	NC	28472
Murphy-Brown LLC	441A BLACK SWAMP TRAIL	JONES	POLLOCKSVILLE	NC	28573
Murphy-Brown LLC	SR 1946, 546 WILLIAMS RD	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	305 GRAHAM-DOBSON RD (SR 1981)	DUPLIN	MAGNOLIA	NC	28453
Murphy-Brown LLC	244 TONYA LN	JONES	TRENTON	NC	28585
Murphy-Brown LLC	649-A BURNEY TOWN RD	JONES	KINSTON	NC	28501
Murphy-Brown LLC	649-B BURNEY TOWN RD	JONES	KINSTON	NC	28501
Murphy-Brown LLC	SR 1130, 446 ASHLEE NICOL TRAIL	JONES	KINSTON	NC	28501
Murphy-Brown LLC	SR 1900, 2171 BREWER RD	SAMPSON	FAISON	NC	28341
Murphy-Brown LLC	575 SHANGHAI RD (SR 1959)	SAMPSON	ROSE HILL	NC	28458
Murphy-Brown LLC	SR 1300, 3129 CHICKEN FOOT RD	BLADEN	ST PAULS	NC	28384
Murphy-Brown LLC	SR 1105, 226 JOHNNY B TANN LN	DUPLIN	FAISON	NC	28341
Murphy-Brown LLC	359 TONYA TRAIL	JONES	TRENTON	NC	28585
Murphy-Brown LLC	SR 1130, 2568 PLEASANT HILL RD	JONES	KINSTON	NC	28501
Murphy-Brown LLC	SR 1300, 2462 CHICKEN FOOT RD	BLADEN	ST PAULS	NC	28384
Murphy-Brown LLC	3603 NC HWY 211 E	BLADEN	CLARKTON	NC	28433
Murphy-Brown LLC	SR 1710, 2657 ELKTON RD	BLADEN	CLARKTON	NC	28433
Murphy-Brown LLC	HWY411, 658 OLD MINTZ HWY	SAMPSON	ROSEBORO	NC	28382
Murphy-Brown LLC	4729 HASTY ROAD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	18789 OLD LUMBERTON RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	21187 MCGIRTS BRIDGE RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	1129 MCRIMMON RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	5549 HASTY RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	19229 MCGIRTS BRIDGE RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	445 CLEARWATER RD	ROBESON	RED SPRINGS	NC	28377
Murphy-Brown LLC	749 MCINNIS RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	652 BEAVER DAM RD	ROBESON	RED SPRINGS	NC	28377
Murphy-Brown LLC	11044 HWY 130 W	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	768 TOWNSENDVILLE RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	2687 BOYD RD	ROBESON	FAIRMONT	NC	28340
Murphy-Brown LLC	1207 MONTFORD RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	1215 MONTFORD RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	260 HOG BAY RD	BLADEN	BLADENBORO	NC	28320
Murphy-Brown LLC	1605 MONTFORD RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	1383 GRIMSLEY FARM RD	BLADEN	BLADENBORO	NC	28320
Murphy-Brown LLC	SR 1702 751 WATSON FARM RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	2743 MORRISON RD	SCOTLAND	MAXTON	NC	28364
Murphy-Brown LLC	1234 DOC HENDERSON RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	939 NC 381 HWY	RICHMOND	HAMLET	NC	28345
Murphy-Brown LLC	3065 ST DELIGHT CHURCH RD	CRAVEN	NEW BERN	NC	28560
Murphy-Brown LLC	7301 NC 210 W	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	SR 1105, 1020 CARLTON CHAPEL CHURCH RD	DUPLIN	WARSAW	NC	28398
Murphy-Brown LLC	SR 1715, 835 BLADEN SPRINGS RD	BLADEN	COUNCIL	NC	28434
Murphy-Brown LLC	SR 1315, 81 RED OAK FARM RD	BLADEN	ELIZABETHTOWN	NC	28337
Murphy-Brown LLC	177155 NC HWY 131 S	BLADEN	BLADENBORO	NC	28320
Murphy-Brown LLC	SR 1762, 213 WATTS DAIRY RD	ROBESON	ST PAULS	NC	28384
Murphy-Brown LLC	2673-A OAKLAND RD SR 1980	ROBESON	ST PAULS	NC	28384
Murphy-Brown LLC	SR 1107 1813 FAIRLEY RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	1107 NORTON RD	HOKE	RAEFORD	NC	28376
Murphy-Brown LLC	28108 NASHVILLE CHURCH RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	27907 NASHVILLE CHURCH RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	28529 NASHVILLE CHURCH RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	1088-A BALANCE FARM RD (SR 1906)	ROBESON	ST PAULS	NC	28384
Murphy-Brown LLC	1088-B BALANCE FARM RD (SR 1906)	ROBESON	ST PAULS	NC	28384
Murphy-Brown LLC	20 145 HWY 125 N	MARTIN	WILLIAMSTON	NC	27892
Murphy-Brown LLC	3267 CL KEEL RD	MARTIN	ROBERSONVILLE	NC	27871
Murphy-Brown LLC	240 SHELTON BEARD RD	CUMBERLAND	STEDMAN	NC	28391
Murphy-Brown LLC	3546 ERVIN T RICHARDSON RD	COLUMBUS	NAKINA	NC	28455
Murphy-Brown LLC	17549 FIELDCREST RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	14746 AIRBASE RD	SCOTLAND	MAXTON	NC	28364
Murphy-Brown LLC	961 ADER H RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	1174 ADER H RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	1269 ADER H RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	7368 FAIRLEY RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	7372 FAIRLEY RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	SR 1621 8346 MCQUEEN RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	18788 OLD LUMBERTON RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	8465 GIBSON RD	SCOTLAND	GIBSON	NC	28343
Murphy-Brown LLC	9849 GUM SWAMP LAKE RD	SCOTLAND	LAUREL HILL	NC	28351
Murphy-Brown LLC	16786 PALMER RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	SR 1328 1328 HIGH BRIDGE RD	NORTHAMPTON	SEABOARD	NC	27876
Murphy-Brown LLC	SR 1160 1328-A BENTHALL BRIDGE RD	HERTFORD	AHOSKIE	NC	27897
Murphy-Brown LLC	SR 1160 1328-B BENTHALL BRIDGE RD	HERTFORD	AHOSKIE	NC	27897
Murphy-Brown LLC	684 GILT LN	NORTHAMPTON	GARYSBURG	NC	27831
Murphy-Brown LLC	298 GILT LN	NORTHAMPTON	GARYSBURG	NC	27831
Murphy-Brown LLC	732 BARROW TRAIL	NORTHAMPTON	GARYSBURG	NC	27831
Murphy-Brown LLC	422 BARROW TRAIL	NORTHAMPTON	GARYSBURG	NC	27831
Murphy-Brown LLC	SR 1152 227 JIM HARDY RD	HERTFORD	WOODLAND	NC	27897
Murphy-Brown LLC	1347 BARRETT CABIN RD	NORTHAMPTON	MURFREESBORO	NC	27855
Murphy-Brown LLC	SR 1117 740 BUCK BRANCH RD	BERTIE	AULANDER	NC	27805
Murphy-Brown LLC	750 LIVERMAN MILL RD	HERTFORD	AHOSKIE	NC	27897
Murphy-Brown LLC	SR 1117 743 BUCK BRANCH RD	BERTIE	AULANDER	NC	27805
Murphy-Brown LLC	364 GARIBALDI RD	NORTHAMPTON	JACKSON	NC	27845
Murphy-Brown LLC	SR 1317 659 BETHEL CHURCH RD	NORTHAMPTON	PLEASANT HILL	NC	27866
Murphy-Brown LLC	5285 PHILLIPS RD	HALIFAX	SCOTLAND NECK	NC	27874
Murphy-Brown LLC	7458 DOUGLAS HILL FARM RD	HALIFAX	SCOTLAND NECK	NC	27874
Murphy-Brown LLC	5809 HWY 258	NORTHAMPTON	WOODLAND	NC	27897
Murphy-Brown LLC	SR 1427 1030 THOMAS BRIDGE RD	HERTFORD	COFIELD	NC	27922
Murphy-Brown LLC	557 SPUD LN	NORTHAMPTON	PLEASANT HILL	NC	27866
Murphy-Brown LLC	360 DRAKE ELLIS RD	WARREN	MACON	NC	27551
Murphy-Brown LLC	RR 1 BOX 637C	WARREN	MACON	NC	27551
Murphy-Brown LLC	2518 SORIETOWN RD	HALIFAX	ENFIELD	NC	27823
Murphy-Brown LLC	711 POPE FARM RD	HALIFAX	TILLERY	NC	27887
Murphy-Brown LLC	273 STONECROSS LN	NORTHAMPTON	PLEASANT HILL	NC	27866
Murphy-Brown LLC	225 AMMON FARM RD	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	746 ADER H RD	ROBESON	MAXTON	NC	28364
Murphy-Brown LLC	358 BALKCUM RD	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	10879 TAYLORS BRIDGE HWY	SAMPSON	ROSE HILL	NC	28458
Murphy-Brown LLC	7243 US HSY 13 S	PITT	FARMVILLE	NC	27828
Murphy-Brown LLC	159 OLD HAMILTON RD	DUPLIN	MAGNOLIA	NC	28453
Murphy-Brown LLC	9300 TOMAHAWK HWY	SAMPSON	HARRELLS	NC	28444
Murphy-Brown LLC	SR 1117 885-A BONHAM RD	DUPLIN	MAGNOLIA	NC	28453
Murphy-Brown LLC	1410 FLYNN MCPHERSON RD	HARNETT	CAMERON	NC	28326
Murphy-Brown LLC	9019 GENERAL MAHONE HWY	SUSSEX	WAKEFIELD	VA	23888
Murphy-Brown LLC	1258 LANEFIELD ROAD	DUPLIN	KENANSVILLE	NC	28349
Murphy-Brown LLC	4299 BURNEY ROAD	BLADEN	WHITE OAK	NC	28399
Murphy-Brown LLC	1023 PURDIE HALL	BLADEN	TARHEEL	NC	28392
Murphy-Brown LLC	19189 OLD LUMBERTON ROAD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	779 OLD GOODSON FARM LANE	SAMPSON	TURKEY	NC	28393
Murphy-Brown LLC	446 ASHLESS NICOLE TRAIL	JONES	KINSTON	NC	28501
Murphy-Brown LLC	3521 PINE RIDGE ROAD	SAMPSON	TURKEY	NC	28393
Murphy-Brown LLC	191 AMMON FARM ROAD	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	CORNWALLIS ROAD	SAMPSON	TURKEY	NC	28393
Murphy-Brown LLC	1154 BILL WILLIAMS ROAD	SAMPSON	TURKEY	NC	28393
Murphy-Brown LLC	RR 3 BOX 126	HARPER	LAVERNE	OK	73848
Murphy-Brown LLC	200 AMMON FARM ROAD	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	15216 NC HWY 242 N	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	3823 N CR 1390E	BLADEN	GARLAND	NC	28441
Murphy-Brown LLC	SR 1117 885-B BONHAM RD	DUPLIN	MAGNOLIA	NC	28453
Murphy-Brown LLC	1421 CONCORD SCHOOL RD	SAMPSON	CLINTON	NC	28328
Murphy-Brown LLC	SR 1105 825 PLEASANT HILL RD	LENOIR	PINK HILL	NC	28572
Murphy-Brown LLC	2092 SOUTH NC 11	DUPLIN	ROSE HILL	NC	28458
Murphy-Brown LLC	27408 GENERAL MAHONE HWY	SUSSEX	WAVERLY	VA	23890
Murphy-Brown LLC	RAILROAD STREET	SAMPSON	CLINTON	NC	28328
Murphy-Brown LLC	511 COMMERCE STREET	SAMPSON	CLINTON	NC	28328
Murphy-Brown LLC	1604 WEST ST JAMES STREET	EDGECOMBE	TARBORO	NC	27886
Murphy-Brown LLC	846 JESSIE SHEARIN ROAD	WARREN	VAUGHAN	NC	27586
Murphy-Brown LLC	20987 MCGIRTS BRIDGE RD	SCOTLAND	LAURINBURG	NC	28352
Murphy-Brown LLC	236 SOUTH BELL	STORY	AMES	IA	50010
Murphy-Brown LLC	2124 90TH AVE	KOSSUTH	ALGONA	IA	50511
Murphy-Brown LLC	HWY 283	HARPER	LAVERNE	OK	73848
Murphy-Brown LLC	806 W 8TH AVENUE	YUMA	YUMA	CO	80759
Murphy-Brown LLC	341 SOUTH MAIN STREET	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	2120 90TH AVE	KOSSUTH	ALGONA	IA	50511
Murphy-Brown LLC	1300 EAST MURPHY MILL ROAD	VERNON	NEVADA	MO	64772
Murphy-Brown LLC	110 NORTH DETROIT ST	YUMA	YUMA	CO	80759
Murphy-Brown LLC	585 EAST 6TH STREET	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	983 COUNTY RD 27	YUMA	YUMA	CO	80759
Murphy-Brown LLC	1265 COUNTY RD 27	YUMA	YUMA	CO	80759
Murphy-Brown LLC	1287 COUNTY RD 27	YUMA	YUMA	CO	80759
Murphy-Brown LLC	24557 COUNTY RD J	YUMA	YUMA	CO	80759
Murphy-Brown LLC	44425 CO RD Q	YUMA	ECKLEY	CO	80727
Murphy-Brown LLC	41076 CO RD N	YUMA	YUMA	CO	80759
Murphy-Brown LLC	41424 CO RD N	YUMA	YUMA	CO	80759
Murphy-Brown LLC	8502 CO RD 28	YUMA	YUMA	CO	80759
Murphy-Brown LLC	7251 CO RD 28	YUMA	YUMA	CO	80759
Murphy-Brown LLC	7455 CO RD 28	YUMA	YUMA	CO	80759
Murphy-Brown LLC	7465 CO RD 28	YUMA	YUMA	CO	80759
Murphy-Brown LLC	716 COUNTY RD 27	YUMA	YUMA	CO	80759
Murphy-Brown LLC	13663 CO RD 44	YUMA	ECKLEY	CO	80727
Murphy-Brown LLC	9440 CO RD 45	YUMA	YUMA	CO	80759
Murphy-Brown LLC	29443 CO RD H	YUMA	YUMA	CO	80759
Murphy-Brown LLC	46501 CO RD Q	YUMA	YUMA	CO	80759
Murphy-Brown LLC	26519 COUNTY RD C	YUMA	YUMA	CO	80759
Murphy-Brown LLC	24251 COUNTY RD J	YUMA	YUMA	CO	80759
Murphy-Brown LLC	17251 COUNTY RD J	YUMA	YUMA	CO	80759
Murphy-Brown LLC	14378 COUNTY RD 26	YUMA	YUMA	CO	80759
Murphy-Brown LLC	32811 COUNTY RD L	YUMA	YUMA	CO	80759
Murphy-Brown LLC	24786 COUNTY RD A	YUMA	YUMA	CO	80759
Murphy-Brown LLC	12678 COUNTY ROAD 32	YUMA	YUMA	CO	80759
Murphy-Brown LLC	RR 1 BOX 30A	WAYNE	MT ERIE	IL	62446
Murphy-Brown LLC	RR 1 BOX 29A	WAYNE	MT ERIE	IL	62446
Murphy-Brown LLC	RR 1 BOX 30 B	WAYNE	MT ERIE	IL	62446
Murphy-Brown LLC	RR 1 BOX 29	WAYNE	MT ERIE	IL	62446
Murphy-Brown LLC	PO BOX 1098	ELLIS	LAVERNE	OK	73848
Murphy-Brown LLC	OTTER TOWNSHIP	ELLIS	LAVERNE	OK	73848
Murphy-Brown LLC	PO BOX 1066	ELLIS	LAVERNE	OK	73848
Murphy-Brown LLC	1000 PLUM THICKETT RD	HARPER	ROSSTON	OK	73855
Murphy-Brown LLC	1010 PLUM THICKETT RD	HARPER	ROSSTON	OK	73855
Murphy-Brown LLC	10M S OF 283 & 270 4M E	ELLIS	LAVERNE	OK	73848
Murphy-Brown LLC	2 MILES S JUNCTION 283 & 270 1 MILE W	ELLIS	LAVERNE	OK	73848
Murphy-Brown LLC	RR 1 BOX 8	BEAVER	FORGAN	OK	73938
Murphy-Brown LLC	RR 1 BOX 7	BEAVER	FORGAN	OK	73938
Murphy-Brown LLC	RR 1 BOX 38	BEAVER	FORGAN	OK	73938
Murphy-Brown LLC	1 N SECTION 2	BEAVER	BALKO	OK	73931
Murphy-Brown LLC	RR 1 BOX 56A	BEAVER	BALKO	OK	73931
Murphy-Brown LLC	RR 1 BOX 56B	BALKO	BALKO	OK	73931
Murphy-Brown LLC	RT 1	BEAVER	FORGAN	OK	73938
Murphy-Brown LLC	N HWY 283	LIPSCOMB	LAVERNE	OK	73848
Murphy-Brown LLC	RR 1	BEAVER	FORGAN	OK	73938
Murphy-Brown LLC	9300 S 3924 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	7700 S 3917 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	8500 S 2991 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	11700 S 3296 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	11300 S 3294 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10900 S 3292 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10307 S 8400 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10301 S 7700 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9300 S 3638 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	7700 S 3237	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	7700 S 2831 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	11700 S 3946 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	11300 S 3944 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10900 S 3942 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	5105 W THERMO RD	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	5547 W THERMO RD	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10975 S 5060 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10875 S 5330 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	8500 S 3939 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	8237 S 4000 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	8500 S 3646 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	8176 S 3200 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10250 S 3902 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10251 S 3600 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10202 S 3025 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9802 S 3600 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9804 S 3025 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9850 S 2490 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9850 S 2110 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9425 S 2302 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9425 S 1692 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	4300 W THERMO RD	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9815 S 8400 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9816 S 7575 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9817 S 7575 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9399 S 8400 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9364 S 7575 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9361 S 7575 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	9800 S 3900 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	10400 S 4225 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	22400 N 13600 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	24000 N 13931 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	24000 N 13548 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	23850 N 13600 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	23650 N 13600 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	23450 N 13600 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	23250 N 13600 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	23100 N 13600 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	22900 N 13600 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	22380 N 13600 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	24850 N 13505 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	25300 N 13675 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	12200 S 14400 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	11700 S 13350 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	13100 S 14400 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	12470 S 5560 W	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	6770 W 7025 S	MILLARD	KANOSH	UT	84637
Murphy-Brown LLC	2126 90TH AVE	KOSSUTH	ALGONA	IA	50511
Murphy-Brown LLC	1081 COUNTY RD 27	YUMA	YUMA	CO	80759
Murphy-Brown LLC	8375 W THERMO ROAD	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	1400 EAST MURPHY MILL ROAD	VERNON	NEVADA	MO	64772
Murphy-Brown LLC	2115 W THERMO ROAD	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	14000 W THERMO ROAD	BEAVER	MILFORD	UT	84751
Murphy-Brown LLC	23990 N 13700 W	IRON	CEDAR CITY	UT	84720
Murphy-Brown LLC	1420 EAST MURPHY MILL ROAD	VERNON	NEVADA	MO	64772
Murphy-Brown of Missouri LLC	HWY 65 N	MERCER	PRINCETON	MO	64673
Murphy-Brown of Missouri LLC	600 STATE HWY A	PUTNAM	LUCERNE	MO	64655
Murphy-Brown of Missouri LLC	18115 STATE HWY B	DAVIESS	COFFEY	MO	64636
Murphy-Brown of Missouri LLC	14259 HWY 139	MERCER	NEWTOWN	MO	64667
Murphy-Brown of Missouri LLC	RT 3	MERCER	PRINCETON	MO	64673
Murphy-Brown of Missouri LLC	RT 4	MERCER	PRINCETON	MO	64673
Murphy-Brown of Missouri LLC	RT 2	MERCER	PRINCETON	MO	64673
Murphy-Brown of Missouri LLC	19940 HWY K	PUTNAM	LUCERNE	MO	64655
Murphy-Brown of Missouri LLC	HWY O	MERCER	NEWTOWN	MO	64667
Murphy-Brown of Missouri LLC	15064 225TH ST	DAVIESS	COFFEY	MO	64636
Murphy-Brown of Missouri LLC	14621 225TH ST	DAVIESS	COFFEY	MO	64636
Murphy-Brown of Missouri LLC	14527 340TH	DAVIESS	JAMESPORT	MO	64648
Murphy-Brown of Missouri LLC	14531 340TH	DAVIESS	JAMESPORT	MO	64648
Murphy-Brown of Missouri LLC	32320 ST HWY B	DAVIESS	JAMESPORT	MO	64648
Murphy-Brown of Missouri LLC	24869 NICKEL AVE	DAVIESS	GALLATIN	MO	64640
Murphy-Brown of Missouri LLC	11545 185TH ST	DAVIESS	COFFEY	MO	64636
Murphy-Brown of Missouri LLC	RT 3 HWY C	MERCER	PRINCETON	MO	64673
Murphy-Brown of Missouri LLC	59347 JUSTICE RD	PUTNAM	UNIONVILLE	MO	63565
Murphy-Brown of Missouri LLC	5652 ST HWY Z	GENTRY	KING CITY	MO	64463
Murphy-Brown of Missouri LLC	44104 HWY E	SULLIVAN	HARRIS	MO	64645
Murphy-Brown of Missouri LLC	2522 ST HWY N	GENTRY	ALBANY	MO	64402
Murphy-Brown of Missouri LLC	RT 1 BOX 20	MERCER	POWERSVILLE	MO	64673
Murphy-Brown of Missouri LLC	33417 HWY U	SULLIVAN	BROWNING	MO	64630
Murphy-Brown of Missouri LLC	22686 IVAN DR	SULLIVAN	GREENCASTLE	MO	63544
Murphy-Brown of Missouri LLC	14392 HWY 129	PUTNAM	UNIONVILLE	MO	63565
Murphy-Brown of Missouri LLC	21775 HWY 139	MERCER	GALT	MO	64641
Murphy-Brown LLC	1 N SECTION 2	BEAVER	BALKO	Oklahoma	73931
Murphy-Brown LLC	10070 N W R LATHAM ST	BLADEN	CLARKTON	North Carolina	28433
Murphy-Brown LLC	10639 COUNTY RD 30	YUMA	YUMA	Colorado	80759
Murphy-Brown LLC	10639 COUNTY RD 30	YUMA	YUMA	Colorado	80759
Murphy-Brown LLC	1107 NORTON RD	HOKE	RAEFORD	North Carolina	28376
Murphy-Brown LLC	13100 S 14100 W	BEAVER	MILFORD	Utah	84751
Murphy-Brown LLC	1403 Davis Lane	Washington	Columbia	North Carolina	27925
Murphy-Brown LLC	1690 S Phelps Road	Washington	Columbia	North Carolina	27925
Murphy-Brown LLC	17656 Finch Ave	MERCER	PRINCETON	MO	64673
Murphy-Brown LLC	18341 State Hwy B	Daviess	Coffey	MO	64636
Murphy-Brown of Missouri LLC	20405 STATE HWY K	PUTNAM	LUCERNE	Missouri	64655
Murphy-Brown of Missouri LLC	20435 STATE HWY KK	PUTNAM	LUCERNE	Missouri	64655
Murphy-Brown LLC	242 DANIEL CHESTNUTT RD	WAYNE	MT OLIVE	North Carolina	28365
Murphy-Brown LLC	347 Shore Dr	Washington	Creswell	North Carolina	27928
Murphy-Brown LLC	347 Shore Dr	Washington	Creswell	North Carolina	27928
Murphy-Brown LLC	3591 ZACKS MILL RD	JOHNSTON	ANGIER	North Carolina	27501
Murphy-Brown LLC	377 DOUBLE C DR	HOKE	RAEFORD	North Carolina	28376
Murphy-Brown LLC	428 S Phelps Rd	Washington	Columbia	North Carolina	27925
Murphy-Brown LLC	4520 FLEET COOPER RD	SAMPSON	ROSEBORO	North Carolina	28328
Murphy-Brown LLC	477 RIVERBEND DR	DAVIE	ADVANCE	North Carolina	27006
Murphy-Brown LLC	5707 WILLARD RD	PENDER	WILLARD	North Carolina	28478
Murphy-Brown LLC	6200 COUNTY RD 91	PHILLIPS	HAXTUN	Colorado	80731
Murphy-Brown LLC	6200 COUNTY RD 91	PHILLIPS	HAXTUN	Colorado	80731
MBW	6200 COUNTY RD 91	PHILLIPS	HAXTUN	Colorado	80731
MBW	7700 S 3237	BEAVER	MILFORD	Utah	84751
MBE	785 HWY 24-50	DUPLIN	WARSAW	North Carolina	28398
MBC	785 HWY 24-50	DUPLIN	WARSAW	North Carolina	28398
MBE	799 JASPER RD	MOORE	ROBBINS	North Carolina	27325
MBE	925 MURPHY HONOUR RD	PENDER	MAPLE HILL	North Carolina	28454
MBW	NW4 Sec7 T1S R47W	YUMA	YUMA	Colorado	80759
MBW	PO BOX 1098	ELLIS	LAVERNE	Oklahoma	73848
MB-MO	ROUTE 3	MERCER	PRINCETON	Missouri	64673
MBE	SR 1105, 1640 MCKOY TOWN RD	HARNETT	CAMERON	North Carolina	28326
MBE	SR 1105, 1685 MCKOY TOWN RD	HARNETT	CAMERON	North Carolina	28326
MBE	SR 1335, 5177 ORMONDSVILLE RD	GREENE	AYDEN	North Carolina	28513
MBE	SR 1702 751 WATSON FARM RD	ROBESON	MAXTON	North Carolina	28364
MBE	SR 1725, 9105 COUNTY HOME RD	PITT	AYDEN	North Carolina	28513
MBE	State Road 1105	Washington	Columbia	North Carolina	27925

Part B
Leased Collateral Locations

Entity	Lessor	Street	City	State	Zip .
Smithfield Farmland Corp.	Van Krieken CA, ARM, Captive	2228 County Road 1	Crete	NE	68333
Smithfield Farmland Corp.	Petrus Partners, Ltd., managed by Colliers Pinkard — Jeff Weatherspoon	833 Shotwell Rd.	Clayton	NC	27520
Smithfield Farmland Corp.	University of Nebraska Foundation	200 S. 2nd Street	Lincoln	NE	68508
Smithfield Farmland Corp.	Interstate Warehousing Inc.	121 Harwood Drive	Newport News	VA	23603
Smithfield Farmland Corp.	Colonial Land Management Company	177 Industrial Blvd.	Toano	VA	23168

Part C
Warehouse Locations with over $1MM in Inventory

Entity	Warehouse	Warehouse Address	Warehouse/Owner Contact
Smithfield Farmland Corp. / Premium Pet Health, LLC	Cloverleaf Chesapeake	1229 Fleetway Drive Chesapeake, VA 23323	Kim - kgibson@cloverleaf.com; Tina - tgolden@cloverleaf.com; allchesapeakecsrs@cloverleaf.com 757-487-7847
Smithfield Farmland Corp.	U S Marshville	U.S. 74 114 Cuddy Drive Marshville, NC 28103	Judy Mclester – jmclester@uscold.com, thelms@uscold.com 704-624-3555
Smithfield Farmland Corp.	U S Lumberton	2901 Kenny Biggs Rd Lumberton, NC 28359	Steve Musselwhite – smusselwhite@uscold.com, Gloria – gmickles@uscold.com, Wayne – wcribbs@uscold.com 910-739-1992
Smithfield Farmland Corp.	Interstate Newport News VA	121 Harwood Drive Newport News, VA 23603	jklika@tippmanngroup.com; jjenkins@wippmanngroup.com 757-887-8100
Smithfield Farmland Corp.	Cloverleaf Benson	444 Gilbert Road Benson, NC 27504	cwoodard@cloverleaf.com; smckeith@cloverleaf.com; jlee@cloverleaf.com; Wyvette-wspears@cloverleaf.com 919-207-4420
Smithfield Farmland Corp.	Castle & Cooke	2323 Port Road A Stockton, CA 95203	Angie – aaskin@ccold.com 209-460-3409
John Morrell & Co. / Armour-Eckrich Meats LLC / Patrick Cudahy, LLC	Americold Logistics	3320 S. Arlington Ave. Indianapolis, IN 46203	Steve Coon 317-352-1211
John Morrell & Co.	Americold Logistics	2300 E. Rice Street Sioux Falls, SD 57103	Russ Wilson 605-339-4258
John Morrell & Co. / Armour-Eckrich Meats LLC	Cloverleaf Cold Storage	2800 Cloverleaf Ct. Sioux City, IA 51111	Ron Graham 712-279-8022
John Morrell & Co.	Inter-State Warehouse	700 Bartran Parkway Franklin, IN 46131	Brad Hastings 317-738-5000
John Morrell & Co.	Millard Refrig. Services	2088 Geneva Dr. Geneva, IL 60134	Terry Denker 402-891-2559
John Morrell & Co. / Smithfield Farmland Corp.	Millard Refrig. Services	2523 Edward Gomez Ave. Omaha, NE 68107	Terry Denker 402-891-2560
John Morrell & Co. / Premium Pet Health, LLC / Smithfield Farmland Corp	No. American Cold Storage	1555 21' Street S.W. Lemars, IA 51031	Dan Casey 712-548-4433
John Morrell & Co.	U.S. Cold Storage	33400 Dowe Ave. Union City, CA 94587	Dave Sweilem 510-489-8300
John Morrell & Co.	Valley Meats	217 Daly Ave. Modesto, CA 95354	Mary Fullerton 209-545-1900
Armour-Eckrich Meats LLC / John Morrell & Co. / Patrick Cudahy, LLC	Americold Logistic, LLC	60 Steam Boad Blvd., Manchester, PA 17345	Americold Logistic, LLC
Smithfield Farmland Corp. / John Morrell & Co. / Premium Pet Health, LLC	Cloverleaf	1530 South 2nd St. Cherokee, IA 51012	Ed Knowlton (712) 225-5151
Smithfield Farmland Corp.	Millard Refrigeration	3600 NW 12th Street Lincoln, NE 68501	Gary Kluck (402) 474-2491
Smithfield Farmland Corp.	Americold	2707 N. Mead St. Wichita, KS 67219	Eric Shaffer (316) 838-9317

EXHIBIT A TO THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, Page 2

Entity	Warehouse	Warehouse Address	Warehouse/Owner Contact
Smithfield Farmland Corp.	Americold	950 Schneider St. Fremont, NE 68333	Marvin Willett (402) 721-7882
Smithfield Farmland Corp. / John Morrell & Co.	Millard Refrigeration	601 Industrial Dr. Denison, IA 52722	Larry Thompson (712) 263-6191
Smithfield Farmland Corp. / John Morrell & Co. / Armour-Eckrich Meats LLC / Patrick Cudahy, LLC	Millard Refrigeration	2350 S. 98th St, Edwardsville, KS 66111	Rich Williams (913) 441-0800
Smithfield Farmland Corp.	Universal Cold Storage	1601 Pioneers Blvd. Lincoln, NE 68502	Jim Schilf (402) 474-9500
Smithfield Farmland Corp.	Cloverleaf	500 Corporate Dr. Chillicothe, MO 64601	Brian Anderson (660) 646-6939
Smithfield Farmland Corp.	Americold	6875 State St. Bettendorf, IA 52722	Sheridan Phelps (563) 332-4300
Smithfield Farmland Corp.	Americold	18531 US Route 20 W E. Dubuque, IL 61025	Dave Cosgrove (815) 747-2424
Smithfield Farmland Corp. / John Morrell & Co. / Premium Pet Health, LLC	Oneida Cold Storage	8001 E 88th Ave Henderson, CO 80640	Ben Gudorf (303) 288-7211
Smithfield Farmland Corp.	Gress Cold Storage	992 North South Road Scranton, PA 18504	Rich Charles (570) 341-0970
Murphy-Brown LLC	Wilmington Bulk LLC	346 Shipyard Blvd., Wilmington, NC 28412	Gordon Chambers (910) 362-0282
Smithfield Farmland Corp.	Richmond Cold Storage	10070 Old Stage Rd., Smithfield, VA 23430	(757) 357-0434
John Morrell & Co. / Armour-Eckrich Meats LLC / Patrick Cudahy, LLC	FTW TEMP IMC	803 Meacham Blvd., Ft. Worth, TX 76106	Aundre Washington (817) 806-3429
John Morrell & Co.	US Cold Storage	1400 N. MacAurther Dr., Tracy, CA 95376	Stan Moya (209) 835-2653
John Morrell & Co.	JM – Americold	750 W Riverside Dr., Watsonville, CA 95076	Juan Gonzalez (831) 761-4500
John Morrell & Co.	Americold turlock	660 Fifth St., Turlock, CA 95380	Rod Meyer (209) 669-7291
John Morrell & Co.	Americold Vernon	3420 East Vernon Ave, Vernon, CA 90058	Jema Meza (310) 632-6265 x 55106
John Morrell & Co.	Preferred Freezer	900 East M Street, Wilmington, CA 90744	Lorenz Abbott (323) 582-6333
John Morrell & Co.	Americold Carson	1610 East Sepulveda Blvd., Carson, CA 90745	Javier Botello (310) 632-6265
Smithfield Farmland Corp.	Millard	3251 De Forest Circle, Mira Loma, CA 91752	(951) 360-7970
John Morrell & Co	JM – Lineage	2901 1st Ave, Greeley, CO 80631	Derik Elliott delliott@lineagelogistics.com (970) 353-2055
Smithfield Farmland Corp.	US Cold Delaware	419 Milford Harrington Hwy, Milford, DE 19963	Ron Longhany rlonghany@uscold.com (302) 422-7536
John Morrell & Co	AEM – US Cold	211 NE McCloskey Ave, Lake City, FL 32055	Nicole Kirby (386) 438-2653
Smithfield Farmland Corp.	Burris	4501 Dignan Street, Jacksonville, FL 32254	(904) 265-5990
Smithfield Farmland Corp.	Americold Thomasville	121 Roseway Dr., Thomasville, GA 31792	(229) 227-9309
Smithfield Farmland Corp.	Americold Logistics, LLC	Burley Heryburn Industrial Park, 1110 O Street, Heyburn, ID 83336	(208) 572-3030
John Morrell & Co.	Hanson Lafayette	3440 Concord Rd., Lafayette, IN 47909	Carol Griswold (765) 477-1666
John Morrell & Co.	JM-Millard Ref/Des Moines, IA	1650 E. Madison, Des Moines, IA 50313	Kim Hairston (515) 265-9861

EXHIBIT A TO THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, Page 3

Entity	Warehouse	Warehouse Address	Warehouse/Owner Contact
John Morrell & Co./ Smithfield Farmland Corp.	Des Moines Cold Storage	4770 E 17th Court, Des Moines, IA 50313	(515) 262-6560
Smithfield Farmland Corp.	Americold	5543 Maple, Fort Dodge, IA 50501	(515) 955-3505
John Morrell & Co.	JM-Millard Ref Iowa City, IA	2710 Highway 6 East, Iowa City, IA 52240	Scott Gunder sgunder@lineagelogistics.com (319) 351-2090
John Morrell & Co.	JMC/Cloverleaf	1609 18th St SW., Le Mars, IA 51031	Lori Needs (712) 546-6121
John Morrell & Co.	JM-Cloverleaf #6 Sioux City,IA	2640 MURRAY ST, Sioux City, IA 51111	Jeff Farmer (712)224-8111
John Morrell & Co.	Cloverleaf	223 Clover Leaf Court, Sioux City, IA 51111	Doug Stewart (712) 279-0918
Smithfield Farmland Corp.	Cloverleaf	2800 Murray St, Sioux City, IA 51111	(712) 279-8000
John Morrell & Co.	Crystal Disc Svc	1656 Sycamore Street, Waterloo, IA 50704	Don Johnson (319) 234-6606
Smithfield Farmland Corp.	Midwest Refrigeration Service	1601 Fairfax Trfy, Kansas City, KS 66115	(913) 371-1500
Smithfield Farmland Corp.	Millard Louisville	7201 Winstead Drive, Louisville, KY 40258	Mike Thompson mthompson@lineagelogistics.com (502) 937-5041
Smithfield Farmland Corp.	American C/S	670 Industry Rd, Louisville, KY 40208	(502) 634-4753
Smithfield Farmland Corp.	Sedalia Cold Storage	621-623 Benton, Sedalia, MO 65301	(660) 826-6179
Smithfield Farmland Corp.	Americold Marshall	3465 W. Arrow Street, Marshall, MO 65340	(660) 886-6984
Smithfield Farmland Corp.	Millard	205 East Roberts, Grand Island, NE 68801	Lyle Johnson (308) 381-2111
John Morrell & Co.	Mullica Hill Cold Storage	546 FRANKLINVILLE RD, Mullica Hill, NJ 08062	Dan Sorbello (856) 478-6300 x305
Smithfield Farmland Corp.	Carolina Cold Storage	P. O. Box 268 Hwy 87 North, Tarheel, NC 28392	(910) 862-7494
Smithfield Farmland Corp.	Nordic-Goldsboro	403 Commerce Court, Goldsboro, NC 27534	(919) 751-5232
Smithfield Farmland Corp.	Cloverleaf Sanford	111 Imperial Drive, Sanford, NC 27331	Chuck Corns sanford@cloverleaf.com (919) 775-4474
Smithfield Farmland Corp.	Americold Tarboro	200 Saralee Road, Tarboro, NC 27886	(252) 641-1191
John Morrell & Co. / Smithfield Farmland Corp.	Cloverleaf Cold Storage	1165 Independence Dr, Napoleon, OH 43545	Dawn Steffel (419) 599-5015
John Morrell & Co.	JM-CLOVERLEAF FAIRFIELD, OH	3110 HOMEWARD WAY, Fairfield, OH 45014	Genia Anderson (513) 860-5992
Smithfield Farmland Corp.	Interstate C/S Columbus	4350 Roberts Rd, Columbus, OH 43207	(614) 876-1215
Smithfield Farmland Corp.	Great Lakes	263 West Kensinger Drive, Cranberry Township, PA 16066	(877) 742-0200
Smithfield Farmland Corp.	Versacold York	380 Willow Springs Lane, York,PA 17402	(717) 764-5630
Smithfield Farmland Corp.	Americold Hatfield	2525 Bergey Road, Hatfield, PA 19440	(215) 721-0700
Smithfield Farmland Corp.	Cloverleaf Sumter	1900 Corporate Way, Sumter, SC 29154	(803) 481-4745
Smithfield Farmland Corp.	Americold Piedmont	1619 Antioch Church Rd, Piedmont, SC 29673	(864) 277-7680
Smithfield Farmland Corp.	Agro Merchants Charleston	1125 Newton Way, Summerville, SC 29483	(843) 486-1126
Smithfield Farmland Corp.	Americold	2300 E Rice St, Sioux Falls, SD 57103	(605) 339-4258

EXHIBIT A TO THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, Page 4

Exhibit B
to
Smithfield Foods, Inc.
Third Amended and Restated Security Agreement
Deposit Accounts and Lock Boxes
DEPOSIT ACCOUNTS

Grantor	Account Name	Account Number	Name of Institution	Type of Account
Armour-Eckrich Meat LLC	Armour-Eckrich Meat LLC		Bank of America	Zero Balance
Smithfield Farmland Sales Corp	Smithfield Farmland Sales Corp		Bank of America	Zero Balance
John Morrell & Co.	John Morrell & Co.		Bank of America	Zero Balance
John Morrell & Co.	John Morrell & Co. Saratoga		Bank of America	Zero Balance
Premium Pet Health LLC	Premium Pet Health LLC		Bank of America	Zero Balance
John Morrell & Co	Smithfield Global Products		Bank of America	Zero Balance
Murphy-Brown LLC	Duplin Marketing Company LLC		Bank of America	Zero Balance
Murphy-Brown LLC	MB Grain LLC		Bank of America	Zero Balance
Murphy-Brown LLC	Murphy-Brown LLC		Bank of America	Zero Balance
Patrick Cudahy, LLC	Patrick Cudahy LLC		Bank of America	Zero Balance
SFFC, Inc.	SFFC, Inc.		Bank of America	Zero Balance
Smithfield Foods, Inc.	Smithfield Foods Inc.		Bank of America	Depository
Smithfield Farmland Sales Corp	Smithfield Farmland Sales Corp		Bank of America	Zero Balance
John Morrell & Co.	John Morrell & Company Irrevocable Self-Insurance Trust		US Bank	Deposit Account – Cash Collateral
John Morrell & Co.	Department of Industrial Relations ITF John Morrell & CO		Bank of the West	Deposit Account – Cash Collateral
Smithfield Foods, Inc.	DPCI, Secured Party FBO Smithfield Foods, Inc.		Morgan Stanley Smith Barney	Deposit Account – Cash Collateral

LOCKBOXES

Grantor	Name of Institution/Deposit Account Number	Lockbox Number
Armour-Eckrich Meat LLC
Smithfield Farmland Sales Corp~~.~~
John Morrell & Co.
Premium Pet Health LLC
Patrick Cudahy, LLC

Exhibit C
to
Smithfield Foods, Inc.
Third Amended and Restated Security Agreement
Pledged Collateral, Securities and Other Investment Property
PLEDGED STOCK

Name of Grantor	Issuer	Number of Shares	Certificate Number(s)	Class of Stock	Percentage of Outstanding Shares	Percentage of Outstanding Shares Pledged
Smithfield Foods, Inc.	Beef Liquidation Corp.	100	1	Common	100%	100%
Smithfield Foods, Inc.	John Morrell & Co.	1,000	3	Common	100%	100%
Smithfield Foods, Inc.	QTF Liquidation Corp.	100	2	Common	100%	100%
Smithfield Foods, Inc.	SF Marketing Sub, Inc.	100	1	Common	100%	100%
Smithfield Foods, Inc.	SFFC, Inc.	1,000	2	Common	100%	100%
Smithfield Foods, Inc.	Smithfield Deli Group, Inc.	100	1	Common	100%	100%
Smithfield Foods, Inc.	Smithfield Global Products Inc.	100	2	Common	100%	100%
Smithfield Foods, Inc.	Smithfield International Investments, Inc.	200	3	Common	100%	100%
Smithfield Foods, Inc.	Smithfield Purchase Corporation	100	2	Common	100%	100%
Smithfield Foods, Inc.	Smithfield Strategic Sourcing & Service Co., Inc.	100	1	Common	100%	100%
Smithfield Foods, Inc.	Smithfield Trading Company, Inc.	100	1	Common	100%	100%
Smithfield Foods, Inc.	Stefano Foods, Inc.	150	5	Common	100%	100%
Smithfield Foods, Inc.	The Smithfield Inn Corporation	100	2	Common	100%	100%
Smithfield Foods, Inc.	Smithfield Farmland Corp.	1,000	4	Common	100%	100%
Smithfield Farmland Corp.	Smithfield Farmland Sales Corp.	1,000	2	Common	100%	100%
Smithfield Foods, Inc.	Animpol S.A.	N/A	N/A	Share Capital	97.96%	65%
John Morrell & Co.	Iowa Quality Meats, Ltd.	37,116	36	Common	100%	100%
John Morrell & Co.	Jonmor Investments, Inc.	100	1	Common	100%	100%
John Morrell & Co.	SFRMH Liquidation, Inc. (f/k/a RMH Foods, Inc.)	1,000	2	Common	100%	100%
Patrick Cudahy, LLC	Patcud Investments, Inc.	1,000	2	Common	100%	100%
Smithfield Farmland Corp.	SF Investments, Inc.	2,000	8	Common	100%	100%
Smithfield Farmland Corp.	Smithfield Transportation Co., Inc.	100	2	Common	100%	100%
SF Investments, Inc.	Murphy Farms of Texhoma, Inc.	100,000	3	Common	100%	100%
Murphy-Brown LLC	NPD Investments, Inc.	100	2	Common	100%	100%
Murphy-Brown LLC	Tar Heel Turkey Hatchery, Inc.	8,000, 40,000	4A, 63B	Common	100%	100%

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY
(UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest	Percentage Ownership Interest Pledged
Smithfield Purchase Corporation	Brown's Realty Partnership	Partnership Interests	1%	1%
Smithfield Purchase Corporation	Carroll's Realty Partnership	Partnership Interests	1%	1%
Smithfield Purchase Corporation	Smithfield-Carroll's Farms	Partnership Interests	1%	1%
Murphy-Brown of Missouri LLC	KC2 Real Estate LLC	Limited Liability Company Interests	100%	100%
Murphy-Brown LLC	Brown's Realty Partnership	Partnership Interests	99%	99%
Murphy-Brown LLC	Carroll's Realty Partnership	Partnership Interests	99%	99%
Murphy-Brown LLC	Smithfield-Carroll's Farms	Partnership Interests	99%	99%
Murphy-Brown LLC	Duplin Marketing Company, LLC	Limited Liability Company Interests	100%	100%
Murphy-Brown LLC	AgProvision, LLC	Limited Liability Company Interests	42.9%	42.9%
Murphy-Brown of Missouri LLC	L&H Farms LLC	Limited Liability Company Interests	50%	50%
Murphy-Brown LLC	Pork Plus, LLC	Limited Liability Company Interests	100%	100%
Murphy-Brown LLC	Murphy-Brown of Missouri LLC	Limited Liability Company Interests	100%	100%
Murphy-Brown LLC	Wilmington Bulk, LLC	Limited Liability Company Interests	60%	60%
John Morrell & Co.	Murphy-Brown LLC	Limited Liability Company Interest	100%	100%
John Morrell & Co.	Patrick Cudahy, LLC	Limited Liability Company Interest	100%	100%
John Morrell & Co.	Premium Pet Health, LLC	Limited Liability Company Interests	100%	100%
Premium Pet Health, LLC	Rocky Mountain Lamb LLC	Limited Liability Company Interests	50%	50%
John Morrell & Co.	Armour-Eckrich Meats LLC	Limited Liability Company Interests	100%	100%
SFRMH Liquidation, Inc.	Bubba Foods, LLC	Limited Liability Company Interests	20%	20%
John Morrell & Co.	Distribution Development, L.L.C.	Limited Liability Company Interests	50%	50%
Smithfield Foods, Inc.	Smithfield Culinary Foods Group, LLC	Limited Liability Company Interests	100%	100%
Smithfield Foods, Inc.	Smithfield BioEnergy LLC	Limited Liability Company Interests	100%	100%
Smithfield Foods, Inc.	Best Solutions LLC	Limited Liability Company Interests	57.14%	57.14%
SFFC, Inc.	Smithfield Receivables Funding LLC	Limited Liability Company Interests	100%	100%
Smithfield Farmland Corp.	Carolina Cold Storage Limited Partnership	Partnership	50%	50%
Smithfield Foods, Inc.	Smithfield Capital Trust I	Beneficial Ownership	100%	100%
Smithfield Foods, Inc.	SF Holding Sp. z o.o.	Equity Interests	100%	65%
Smithfield Foods, Inc.	Smithfield Foods de Mexico, S. de R.L. de C.V.	Equity Interests	39.496%	39.496%
Smithfield Foods, Inc.	Prima Farms Sp. z o.o.	Equity Interests	100%	65%
Murphy-Brown LLC	Granjas Carroll de Mexico, S. de R.I. de C.V.	Equity Interests	50%	50%
Murphy-Brown LLC	MB Grain LLC	Limited Liability Company Interests	100%	100%
Murphy-Brown LLC	AgProtein, Inc.	Equity Interests	100%	100%
Smithfield Foods, Inc.	Smithfield Foods International Group de Mexico, S. de R. L. de CV	Equity Interests	.001%	.001%
Smithfield-Farmland Corp.	American Skin Food Group LLC	Limited Liability Company Interests	70%	70%
John Morrell & Co.	Kansas City Sausage Company, LLC	Limited Liability Company Interests	50%	50%
Murphy-Brown LLC	Titan Global LLC	Limited Liability Company Interests	60%	60%
John Morrell & Co.	Smithfield-Kinston LLC	Limited Liability Company Interests	100%	100%
Smithfield Farmland Corp.	Smithfield Specialty Foods Group, LLC	Limited Liability Company Interests	100%	100%

PLEDGED NOTES

1.	Amended and Restated Intercompany Note, dated as of July 1, 2011, among the Grantors and the Restricted Subsidiaries.

2.
The Subordinated Notes dated as of (i) June 9, 2011, (ii) May 31, 2013 and (iii) April 28, 2014, executed by the Receivables Entity pursuant to the Receivables Securitization and payable to each of the Receivables Originators, as the same may be amended or otherwise modified from time to time.

INSTRUMENTS
None.

Exhibit D
to
Smithfield Foods, Inc.
Third Amended and Restated Security Agreement
Offices in which Financing Statements will be Filed

	Grantor	Filing Office
1.	Armour-Eckrich Meats LLC	Delaware Secretary of State
2.	Brown's Realty Partnership	North Carolina Secretary of State
3.	Carroll's Realty Partnership	North Carolina Secretary of State
4.	John Morrell & Co.	Delaware Secretary of State
5.	Jonmor Investments, Inc.	Delaware Secretary of State
6.	Murphy-Brown LLC	Delaware Secretary of State
7.	Murphy Farms of Texhoma, Inc.	Office of the County Clerk of Oklahoma County, Oklahoma
8.	Murphy-Brown of Missouri LLC	Delaware Secretary of State
9.	Patcud Investments, Inc.	Delaware Secretary of State
10.	Patrick Cudahy, LLC	Delaware Secretary of State
11.	Premium Pet Health, LLC	Delaware Secretary of State
12.	SFFC, Inc.	Delaware Secretary of State
13.	SF Investments, Inc.	Delaware Secretary of State
14.	SFRMH Liquidation, Inc. (f/k/a RMH Foods, Inc.)	Delaware Secretary of State
15.	Smithfield-Carroll's Farms	Virginia State Corporation Commission North Carolina Secretary of State
16.	Smithfield Farmland Corp. (f/k/a The Smithfield Packing Company, Incorporated)	Delaware Secretary of State
17.	Smithfield Farmland Sales Corp.	Delaware Secretary of State
18.	Smithfield Foods, Inc.	Virginia State Corporation Commission
19.	Smithfield Global Products Inc.	Delaware Secretary of State
20.	Smithfield Purchase Corporation	North Carolina Secretary of State
21.	Smithfield Transportation Co., Inc.	Delaware Secretary of State
22.	Stefano Foods, Inc.	North Carolina Secretary of State

Exhibit E
to
Smithfield Foods, Inc.
Third Amended and Restated Security Agreement
Mergers and Acquisitions
Mergers described in the recitals hereto and the following transactions:

Entity:	Action:
SF Investments, Inc.	• North Side Investments, Inc., a Delaware corporation, merged with and into SF Investments, Inc., on April 28, 2014.
Smithfield Farmland Corp. (f/k/a The Smithfield Packing Company, Incorporated (f/k/a Gwaltney of Smithfield, Ltd.))	• Farmland Foods, Inc., a Delaware corporation, merged with and into The Smithfield Packing Company Incorporated, on April 28, 2014.
Patrick Cudahy, LLC
•    Patrick Cudahy Incorporated, a Delaware corporation, merged with and into Patcud Merger Sub, LLC, a Delaware limited liability company, on May 1, 2011, with the surviving company being named Patrick Cudahy, LLC
•    814 Americas, Inc., a Delaware corporation, merged with and into Patrick Cudahy, LLC, a Delaware limited liability company, on May 1, 2011
•    PC Express, Inc., a Delaware corporation, merged with and into Patrick Cudahy, LLC, a Delaware limited liability company, on May 1, 2011

Smithfield Transportation Co., Inc.
•    Gwaltney Transportation Co., Inc., a Delaware corporation, merged with and into Smithfield Transportation Co., Inc., a Delaware corporation, on October 3, 2010
•    LPC Transport, Inc., a Delaware corporation, merged with and into Smithfield Transportation Co., Inc., a Delaware corporation, on October 3, 2010
•    Valleydale Transportation Company, Inc., a Delaware corporation, merged with and into Smithfield Transportation Co., Inc., a Delaware corporation, on October 3, 2010

Exhibit F
to
Smithfield Foods, Inc.
Third Amended and Restated Security Agreement

Letter of Credit Rights and Chattel Paper
None.
Exhibit G
to
Smithfield Foods, Inc.
Third Amended and Restated Security Agreement
Intellectual Property
TRADEMARKS

Operating Entity -	Owner	Exact Mark	Image	Registration Number -	Reg. Date
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR		655574	Dec 10, 1957
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR		732964	Jun 19, 1962
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR		2734279	Jul 8, 2003
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR		3710049	Nov 10, 2009
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR (stylized and/or with design)		3938898	Mar 29, 2011
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR (stylized and/or with design)		4176043	Jul 17, 2012
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR AND DESIGN		3068559	Mar 14, 2006
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR AND STAR DESIGN		1512902	Nov 15, 1988
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ARMOUR STAR DESIGN		1521144	Jan 17, 1989
JOHN MORRELL & CO.	Jonmor Investments, Inc.	CURLY'S		2285625	Oct 12, 1999
JOHN MORRELL & CO.	Jonmor Investments, Inc.	CURLY'S		3764207	Mar 23, 2010
JOHN MORRELL & CO.	Jonmor Investments, Inc.	CURLY'S (stylized and/or with design)		3734883	Jan 5, 2010
JOHN MORRELL & CO.	Jonmor Investments, Inc.	CURLY'S CR (Design)		3903609	Jan 11, 2011
JOHN MORRELL & CO.	Jonmor Investments, Inc.	CURLY'S RIBS CR & Design		1568639	Nov 28, 1989
JOHN MORRELL & CO.	Jonmor Investments, Inc.	CURLY'S SMOKEHOUSE GOLD		3764208	Mar 23, 2010
JOHN MORRELL & CO.	Jonmor Investments, Inc.	CURLY'S SMOKEHOUSE GOLD and DESIGN		3826192	Jul 27, 2010
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	E AND DESIGN (ECKRICH HOUSE DESIGN)		2674993	Jan 14, 2003
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	E ECKRICH A FAMILY TRADITION SINCE 1894 AND DESIGN		4317288	Apr 9, 2013
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	E ECKRICH DELI & DESIGN		3112406	Jul 4, 2006
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	E ECKRICH SINCE 1894 (stylized and/or with design)		4067995	Dec 6, 2011
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ECKRICH		2695413	Mar 11, 2003
ARMOUR-ECKRICH MEATS LLC	Jonmor Investments, Inc.	ECKRICH DELI		3159430	Oct 17, 2006
Armour-Eckrich Meats LLC	Jonmor Investments, Inc.	HEALTHY ONES		4013319	Aug 16, 2011
Armour-Eckrich Meats LLC	Jonmor Investments, Inc.	HEALTHY ONES (stylized and/or with design)		4010156	Aug 9, 2011
Armour-Eckrich Meats LLC	Jonmor Investments, Inc.	HEALTHY ONES (stylized and/or with design)		4625998	Oct 21, 2014
Armour-Eckrich Meats LLC	Jonmor Investments, Inc.	HEALTHY ONES AND CARVING BOARD DESIGN		4196013	Aug 21, 2012
John Morrell & Co.	Jonmor Investments, Inc.	JOHN MORRELL		1054792	Dec 21, 1976
John Morrell & Co.	Jonmor Investments, Inc.	JOHN MORRELL OFF THE BONE AND BANNER DESIGN		4496291	Mar 11, 2014
John Morrell & Co.	Jonmor Investments, Inc.	JOHN MORRELL OFF THE BONE HOMESTYLE CARVED		4235090	Oct 30, 2012
John Morrell & Co.	Jonmor Investments, Inc.	JOHN MORRELL SINCE 1827 (DESIGN)		3963041	May 17, 2011
John Morrell & Co.	Jonmor Investments, Inc.	JOHN MORRELL SINCE 1827 E-Z CUT PREMIUM (stylized and/or with design)		4025006	Sep 13, 2011
John Morrell & Co.	Jonmor Investments, Inc.	SINCE 1827 JOHN MORRELL SPECIAL RESERVE AND BANNER DESIGN		4265662	Dec 25, 2012
John Morrell & Co.	Jonmor Investments, Inc.	SINCE 1827 JOHN MORRELL SPECIAL RESERVE AND DESIGN		4205036	Sep 11, 2012
JOHN MORRELL & CO.	Jonmor Investments, Inc	KRETSCHMAR		1672694	Jan 21, 1992
JOHN MORRELL & CO.	Jonmor Investments, Inc	KRETSCHMAR		4261576	Dec 18, 2012
JOHN MORRELL & CO.	Jonmor Investments, Inc	KRETSCHMAR AND LION Design		3106936	Jun 20, 2006
JOHN MORRELL & CO.	Jonmor Investments, Inc	KRETSCHMAR NATURALS		3772027	Apr 6, 2010
JOHN MORRELL & CO.	Jonmor Investments, Inc	KRETSCHMAR PREMIUM DELI MEATS LEGENDARY TASTE QUALITY SINCE 1883 & Design		3207522	Feb 13, 2007
JOHN MORRELL & CO.	Jonmor Investments, Inc	KRETSCHMAR PREMIUM DELI MEATS LEGENDARY TASTE SINCE 1883 AND DESIGN		4261364	Dec 18, 2012
JOHN MORRELL & CO.	Jonmor Investments, Inc	KRETSCHMAR PREMIUM DELI MEATS LEGENDARY TASTE SINCE 1883 OFF THE BONE AND DESIGN		4261370	Dec 18, 2012
JOHN MORRELL & CO.	Jonmor Investments, Inc	KRETSCHMAR PREMIUM DELI MEATS QUALITY SINCE 1883 LEGENDARY TASTE (stylized and/or with design)		3462982	Jul 8, 2008
Armour-Eckrich Meats LLC	Jonmor Investments, Inc.	MARGHERITA		961640	Jun 19, 1973
Armour-Eckrich Meats LLC	Jonmor Investments, Inc.	MARGHERITA		1179402	Nov 24, 1981
Armour-Eckrich Meats LLC	Jonmor Investments, Inc.	MARGHERITA		3648726	Jun 30, 2009
Armour-Eckrich Meats LLC	Jonmor Investments, Inc.	MARGHERITA (stylized and/or with design)		3648725	Jun 30, 2009
Patrick Cudahy LLC	Patcud Investments, Inc.	PATRICK CUDAHY		3528346	Nov 4, 2008
Patrick Cudahy LLC	Patcud Investments, Inc.	PATRICK CUDAHY SINCE 1888 and Design		3894370	Dec 21, 2010
John Morrell & Co.	SF Investments, Inc.	CARANDO		1679542	Mar 17, 1992
John Morrell & Co.	SF Investments, Inc.	CARANDO & Black Shield Design		3005968	Oct 11, 2005
John Morrell & Co.	SF Investments, Inc.	CARANDO & Design		1650883	Jul 16, 1991
John Morrell & Co.	SF Investments, Inc.	CARANDO CLASSIC ITALIAN AND DESIGN		4556912	Jun 24, 2014
Smithfield Farmland Corp.	SF Investments, Inc.	COOK'S		2727078	Jun 17, 2003
Smithfield Farmland Corp.	SF Investments, Inc.	COOK'S (stylized and/or with design)		3671652	Aug 25, 2009
Smithfield Farmland Corp.	SF Investments, Inc.	COOK'S CARVED FROM THE BONE		4126395	Apr 10, 2012
Smithfield Farmland Corp.	SF Investments, Inc.	COOK'S HAM. ALWAYS GOOD TO THE BONE.		2386413	Sep 12, 2000
Smithfield Farmland Corp.	SF Investments, Inc.	COOK'S MISCELLANEOUS DESIGN		2365107	Jul 4, 2000
Smithfield Farmland Corp.	SF Investments, Inc.	FARMLAND		2648396	Nov 12, 2002
Smithfield Farmland Corp.	SF Investments, Inc.	FARMLAND & Design		1779770	Jun 29, 1993
Smithfield Farmland Corp.	SF Investments, Inc.	FARMLAND (Black & White Logo)		3063056	Feb 28, 2006
Smithfield Farmland Corp.	SF Investments, Inc.	FARMLAND EXTRA TENDER		1649600	Jul 2, 1991
Smithfield Farmland Corp.	SF Investments, Inc.	FARMLAND GOOD FOOD FROM THE HEARTLAND & DESIGN		3049300	Jan 24, 2006
Smithfield Farmland Corp.	SF Investments, Inc.	FARMLAND THE RIB COMPANY & DESIGN		1974182	May 14, 1996
Smithfield Farmland Corp.	SF Investments, Inc.	FARMLAND WITH SUN BW LOGO		4269586	Jan 1, 2013
Smithfield Farmland Corp.	SF Investments, Inc.	FARMLAND WITH SUN COLOR LOGO		4269585	Jan 1, 2013
Smithfield Farmland Corp.	SF Investments, Inc.	GWALTNEY		1741498	Dec 22, 1992
Smithfield Farmland Corp.	SF Investments, Inc.	GWALTNEY		4268310	Jan 1, 2013
Smithfield Farmland Corp.	SF Investments, Inc.	GWALTNEY (STYLIZED)		2380824	Aug 29, 2000
Smithfield Farmland Corp.	SF Investments, Inc.	GWALTNEY STYLIZED LOGO		4485856	Feb 18, 2014
Smithfield Farmland Corp.	SF Investments, Inc.	SINCE 1870 GWALTNEY AND DESIGN		4412214	Oct 1, 2013
Smithfield Farmland Corp.	SF Investments, Inc.	SINCE 1870 GWALTNEY GREAT BOLONY AND DESIGN		4415973	Oct 8, 2013
Smithfield Farmland Corp.	SF Investments, Inc.	SINCE 1870 GWALTNEY GREAT DOGS AND DESIGN		4437496	Nov 19, 2013
Smithfield Farmland Corp.	SF Investments, Inc.	SMITHFIELD		2624764	Sep 24, 2002
Smithfield Farmland Corp.	SF Investments, Inc.	SMITHFIELD (STYLIZED)		2989997	Aug 30, 2005
Smithfield Farmland Corp.	SF Investments, Inc.	SMITHFIELD FARMLAND STYLIZED		4581664	Aug 5, 2014
Smithfield Farmland Corp.	SF Investments, Inc.	SMITHFIELD PREFERRED STOCK		3059618	Feb 14, 2006
Smithfield Farmland Corp.	SF Investments, Inc.	SMITHFIELD MARKETPLACE		4264706	Dec 25, 2012
Smithfield Farmland Corp.	SF Investments, Inc.	EMBER FARMS		2697039	3/18/2003
Smithfield Farmland Corp.	SF Investments, Inc.	EMBER FARMS SINCE 1909 and Design		4054084	11/8/2011
Smithfield Farmland Corp.	SF Investments, Inc.	MORNING TABLE		3758806	3/9/2010
Smithfield Farmland Corp.	SF Investments, Inc.	RIVERS EDGE		3800462	6/8/2010
Smithfield Farmland Corp.	SF Investments, Inc.	TROY HILL		3758807	3/9/2010

INTELLECTUAL PROPERTY LICENSES
Trademark License Agreements:

•	Amended and Restated Trademark License Agreement, dated as of March 1, 2013, between Jonmor Investments, Inc. and John Morrell & Co.

•	Amended and Restated Trademark License Agreement, dated as of March 1, 2013, between Jonmor Investments, Inc. and Armour-Eckrich Meats LLC.

•	Amended and Restated Trademark License Agreement, dated as of October 18, 2012, between Patcud Investments, Inc. and Patrick Cudahy, LLC.

•	Amended and Restated Trademark License Agreement, dated as of August 3, 2009, between SF Investments, Inc. and The Smithfield Packing Company.

•	Amended and Restated Trademark License Agreement, dated as of May 24, 2012, between SF Investments, Inc. and Farmland Foods, Inc.

•	Amended and Restated Trademark License Agreement, dated as of March 1, 2013, between SF Investments, Inc. and John Morrell & Co.

Exhibit H
to
Smithfield Foods, Inc.
Third Amended and Restated Security Agreement

Commercial Tort Claims

None.

EXHIBIT A TO THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, Page 5